The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this term sheet supplement relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s Internet Web site at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the prospectus to you if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Consider carefully the Risk Factors beginning on page S-16 in this term sheet supplement and page 2 in the prospectus.

The certificates will represent interests in GSR Mortgage Loan Trust 2006-OA1 only and will not represent interests in or obligations of the sponsor, the depositor, the underwriter, the master servicer, the securities administrator, the trustee, the servicers or any of their respective affiliates.

TERM SHEET SUPPLEMENT

Mortgage Pass-Through Certificates, Series 2006-OA1

GSR Mortgage Loan Trust 2006-OA1

Issuing Entity

GS Mortgage Securities Corp.

Depositor

Goldman Sachs Mortgage Company
Sponsor

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Deutsche Bank National Trust Company

Trustee

IndyMac Bank, F.S.B.

Countrywide Home Loans Servicing LP

American Home Mortgage Servicing, Inc.

Avelo Mortgage, L.L.C.

Servicers

Date:  August 11, 2006

_________________

Each class of certificates will receive monthly distributions of interest, principal or both, commencing on September 25, 2006.

Assets of the Issuing Entity—

•

Payment-option, adjustable rate mortgage loans, with a negative amortization feature, secured by first liens on fee simple interests in one- to four-family residential properties.

Credit Enhancement—

•

Subordination of the subordinate certificates to the senior certificates as described in this term sheet supplement under “Description of the Certificates—Distributions”; and

•

Excess interest and overcollateralization as described in this term sheet supplement under “Description of the Certificates—Overcollateralization Provisions.”

Goldman, Sachs & Co.

For use with base prospectus dated August 3, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
TERM SHEET SUPPLEMENT AND THE PROSPECTUS

We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-109 in this term sheet supplement and under the caption “Index” beginning on page 129 of the prospectus.  Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

TABLE OF CONTENTS

TABLE OF CONTENTS

SUMMARY INFORMATION

S-5

The Transaction Parties

S-5

What You Own

S-6

Information about the Mortgage Pool

S-6

Servicing of the Mortgage Loans

S-7

Rated Final Distribution Date

S-8

The Offered Certificates

S-8

The Other Certificates

S-9

Structural Overview

S-10

Closing Date

S-10

Statistical Calculation Date

S-10

Cut-Off Date

S-10

Record Date

S-10

Distributions on the Certificates

S-10

Monthly Distributions

S-10

Distributions of Interest and Certificate Interest Rates

S-10

Compensating Interest and Interest Shortfalls

S-11

Distributions of Principal

S-11

Credit Enhancements

S-12

Distributions of Excess Cash Flow

S-12

Allocation of Realized Losses

S-12

Yield Considerations

S-13

Fees of the Master Servicer, Securities Administrator, Trustee and Servicers

S-13

Required Repurchases of Mortgage Loans

S-13

Book-Entry Registration

S-13

Denominations

S-14

Optional Purchase of the Mortgage Loans

S-14

Legal Investment

S-14

ERISA Considerations

S-14

Federal Income Tax Consequences

S-14

Ratings

S-15

RISK FACTORS

S-16

DEFINED TERMS

S-32

THE TRUST AGREEMENT

S-32

DESCRIPTION OF THE MORTGAGE POOL

S-33

General

S-33

The Goldman Sachs Mortgage Conduit Program

S-36

Countrywide Underwriting Guidelines

S-36

IndyMac Bank F.S.B. Underwriting Guidelines

S-42

Prepayment Premiums

S-46

The Indices

S-46

Additional Information

S-47

Transfer of the Mortgage Loans to the Trustee

S-48

Representations and Warranties Regarding the Mortgage Loans

S-49

STATIC POOL INFORMATION

S-54

The Sponsor

S-54

Countrywide Home Loans, Inc.

S-54

IndyMac Bank, F.S.B.

S-54

THE SPONSOR

S-55

THE DEPOSITOR

S-55

THE ISSUING ENTITY

S-55

THE TRUSTEE

S-55

THE SECURITIES ADMINISTRATOR

S-56

THE CUSTODIAN

S-57

THE MASTER SERVICER

S-58

General

S-58

Compensation of the Master Servicer

S-58

Indemnification and Third Party Claims

S-59

Limitation of Liability of the Master Servicer

S-60

Assignment or Delegation of Duties by the Master Servicer; Resignation

S-60

Master Servicer Events of Default; Waiver; Termination

S-61

Reports by the Master Servicer

S-62

Assumption of Master Servicing by Trustee

S-62

THE SERVICERS

S-62

General

S-62

Avelo Mortgage, L.L.C.

S-63

Countrywide Home Loans Servicing LP

S-64

IndyMac Bank, F.S.B.

S-67

Servicing Compensation and the Payment of Expenses

S-68

Collection and Other Servicing Procedures

S-68

Maintenance of Insurance Policies; Claims Thereunder and Other Realization

  upon Defaulted Mortgage Loans

S-68

Evidence as to Compliance

S-69

Servicer Events of Default

S-70

Rights upon Events of Default

S-71

Certain Matters Regarding the Servicers

S-71

DESCRIPTION OF THE CERTIFICATES

S-72

General

S-72

Distributions

S-74

Administration Fees

S-75

Priority of Distributions among Certificates

S-75

Distributions of Interest, Principal and Excess Cash Flow

S-76

Allocation of Principal Payments to Class A Certificates

S-80

Calculation of One-Month LIBOR

S-81

Calculation of COFI

S-82

Excess Reserve Fund Account

S-82

Subordination and Allocation of Losses

S-83

Overcollateralization Provisions

S-84

Definitions Related to Priority of Distributions and Overcollateralization

S-85

The Residual Certificates

S-91

Advances

S-92

Available Funds

S-92

Optional Purchase

S-92

Rated Final Distribution Date

S-93

Reports to Certificateholders

S-93

YIELD AND PREPAYMENT CONSIDERATIONS

S-95

General

S-95

Overcollateralization Provisions

S-96

Subordinated Certificates

S-97

Principal Prepayments and Compensating Interest

S-97

Rate of Payments

S-99

Lack of Historical Prepayment Data

S-99

Yield Considerations with Respect to any Interest Only Certificates

S-100

Yield Considerations with Respect to the Senior Subordinate Certificates

S-100

Additional Yield Considerations Applicable Solely to the Residual Certificates

S-100

Additional Information

S-101

FEDERAL INCOME TAX CONSEQUENCES

S-101

General

S-101

Tax Treatment of REMIC Regular Interests

S-101

Additional Considerations for the Cap Contract Certificates

S-102

Special Tax Considerations Applicable to the Residual Certificates

S-103

Restrictions on Transfer of the Residual Certificates

S-104

CERTAIN LEGAL INVESTMENT ASPECTS

S-106

ERISA CONSIDERATIONS

S-106

METHOD OF DISTRIBUTION

S-107

LEGAL MATTERS

S-107

CERTIFICATE RATINGS

INDEX OF TERMS

SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement.  It does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates, read carefully this entire term sheet supplement and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.  This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor.  Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.  See “The Sponsor” in this term sheet supplement and in the prospectus.

Depositor.  GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.  See “The Depositor” in this term sheet supplement and in the prospectus.

Issuing Entity.  GSR Mortgage Loan Trust 2006-OA1, a common law trust formed under the laws of the state of New York.  See “The Issuing Entity” in this term sheet supplement.

Trustee.  Deutsche Bank National Trust Company, a national banking association.  Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000, attention: GSR Mortgage Loan Trust 2006-OA1.  See “The Trustee” in this term sheet supplement.

Securities Administrator.  Wells Fargo Bank, N.A., a national banking association.  Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust, GSR 2006-OA1, telephone number (410) 884-2000 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust, GSR 2006-OA1.  See “The Securities Administrator” in this term sheet supplement.

Master Servicer.  Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust, GSR 2006-OA1, telephone number (410) 884-2000.  See “The Master Servicer” in this term sheet supplement.

Servicers.  It is anticipated that, on the closing date, IndyMac Bank, F.S.B., a federally chartered savings bank, with its main office located at 888 East Walnut Street, Pasadena, California 91101-7211, Countrywide Home Loans Servicing LP, a Texas limited partnership with its main office located at 7105 Corporate Drive, Plano, Texas 75024, American Home Mortgage Servicing, Inc., a Maryland corporation with its main office located at 4600 Regent Boulevard, Suite 200, Irving, Texas 75063, Avelo Mortgage, L.L.C., a Delaware limited liability company, with its main office located at 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, telephone number (972) 910-7000, and, if applicable, certain other mortgage loan servicing entities which each will service less than 10% of the total mortgage loans or of the mortgage loans in any specified loan group or track of loan groups.  See “The Servicers” in this term sheet supplement.

Originators.  IndyMac Bank, F.S.B., Countrywide Home Loans, Inc., a New York corporation, American Home Mortgage Corp. and, if applicable, certain other mortgage loan origination entities that sold mortgage loans to the sponsor under its mortgage conduit program, together with, if applicable, certain other mortgage loan origination entities which each originated less than 10% of the total mortgage loans or of the mortgage loans in any specified loan group or track of loan groups, originated or acquired all of the mortgage loans sold to the sponsor that will be conveyed from the sponsor to the depositor and from the depositor to the trustee, on behalf of the trust fund, on the closing date.  See “Description of the Mortgage Pool—General” and “—The Goldman Sachs Mortgage Conduit Program” in this term sheet supplement.

The following diagram illustrates the various parties involved in the transaction and their functions.

 What You Own

Your certificates represent interests in certain assets of the issuing entity only.  All payments to you will come only from the amounts received in connection with those assets.

The trust fund contains a pool of mortgage loans and certain other assets, as described under “The Trust Fund” in this term sheet supplement.

Information about the Mortgage Pool

The mortgage pool will consist of payment-option, adjustable-rate, mortgage loans with a negative amortization feature, secured by first liens on fee simple interests in one- to four-family residential real properties set to mature within 40 years of the date the applicable mortgage loan was originated.

The mortgage pool may consist of one or more loan groups, some of which together may comprise what is referred to in this term sheet supplement as a “track.”  Any such tracks comprising one or more groups will be identified by number:  “track 1,” “track 2,” track 3,” etc.

The index applicable to the mortgage loans may be any one or more of (i) the twelve-month moving average monthly yield on United States Treasury securities adjusted to a constant maturity of one year, referred to as MTA, (ii) the monthly weighted average cost of funds, expressed as a percentage of the average total amount of funds outstanding at the end of that month and of the prior month, for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District, referred to as COFI and (iii) another index described in the prospectus.

MTA will generally be derived from the average monthly yield on United States Treasury securities for the most recent twelve months adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release No. H.15(519).

COFI for each month will generally be calculated by dividing the cost of funds held by Eleventh District member institutions by the average total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month.

The adjustment to the interest rate on a mortgage loan may be subject to a lifetime cap or an overall maximum interest rate, and may be subject to an overall minimum interest rate.  While the interest rate on each mortgage loan will adjust monthly, the minimum scheduled payment on each mortgage loan generally will adjust annually to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity, subject to a payment adjustment cap specified in the related mortgage loan, with the exception of the fifth or tenth payment adjustment date, and every fifth payment adjustment date thereafter, which are not subject to a payment adjustment cap.

Because the mortgage rates on the mortgage loans adjust at a different time than the scheduled payments thereon, and the payment caps may limit the amount by which the scheduled payments may adjust, the amount of a scheduled payment may be more or less than the amount necessary to fully amortize the principal balance of the mortgage loan over its then remaining term at the applicable mortgage rate.  Accordingly, the mortgage loans may be subject to reduced amortization, negative amortization or accelerated amortization.  The unpaid principal balance of a mortgage loan may not be increased due to deferred interest above 110%, 115% or 125% of the original principal amount of the mortgage loan. On any day on which the amount of deferred interest would cause the unpaid principal balance of a mortgage loan to exceed that amount, the monthly payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate.

The mortgage loans originally were acquired by Goldman Sachs Mortgage Company from various other mortgage loan originators as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate mortgage loan purchase agreements or, if applicable, from various mortgage loan sellers through Goldman Sachs Mortgage Company’s mortgage conduit program, and are serviced by various other mortgage loan servicers as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate servicing agreements. See “— The Transaction Parties — Originators” and “—Servicers” in this summary.  It is possible that servicing of certain of the mortgage loans may be transferred to one or more other servicers as described under “—Servicing of the Mortgage Loans” in this summary.

For a further description of the mortgage loans, see “Description of the Mortgage Pool.”

Servicing of the Mortgage Loans

It is expected that the primary servicing of the mortgage loans will be performed by the servicers identified under “—The Transaction Parties — Servicers” in this summary.  It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, if applicable, the party that owns the related servicing rights elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

Wells Fargo Bank, N.A. will function as the Master Servicer pursuant to the master servicing and trust agreement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

Source of Payments

The mortgagors are required to make monthly scheduled payments of principal and interest to the servicers.  On the 18th day of each month, or if such day is not a business day, either on the business day immediately following such date or the business day immediately preceding such date, in each case pursuant to the applicable servicing agreement, the servicers will be required to remit all collections attributable to the preceding month, including scheduled payments, principal prepayments, and proceeds of liquidation of mortgage loans, to the master servicer, net of servicing fees and certain other amounts permitted to be retained by each servicer, and prior to the distribution date, the master servicer will be required to remit such amounts to the securities administrator.  Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be obligated to advance its own funds to cover that shortfall.  In determining the amount of this advance, the payment due on the mortgage loan is the minimum monthly payment due under the mortgage note, net of servicing fees and subservicing fees.  In addition, each servicer will be required to advance certain amounts necessary to protect the value of a mortgage loan, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts.  Each servicer will be entitled to reimbursement of such amounts in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders.  Further, no servicer will be required to make an advance if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan.  The master servicer (or the trustee, acting as successor master servicer, as the case may be) acting as successor servicer, or another successor servicer, will advance its own funds to make monthly advances if the servicer fails to do so (unless it deems the advance to be nonrecoverable) as required under the master servicing and trust agreement.  See “Description of the Certificates—Advances” in this term sheet supplement.

Rated Final Distribution Date

The rated final distribution date for distributions on the certificates will be specified in the final term sheet and/or the prospectus supplement.  The rated final distribution date of each class of certificates will be determined by adding one month to the maturity date of the latest maturing mortgage loan in the related loan track.

The Offered Certificates

The classes of certificates in the term sheet with an “A” in their class designations are referred to in this term sheet supplement as the “senior certificates.”  If there is more than one loan group included in the mortgage pool, each class of senior certificates will relate to a specified loan group.  In naming the classes of senior certificates, the first numeral (such as “1,” “2,” “3” and so forth), if any, will refer to the applicable loan group.  In addition, the first letter (“A”) will refer to the status of the class as senior and the final character will refer to a subclass, if any.  For example, the designation of a class of certificates as the “Class 1-A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 1, the “Class 2-A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 2, and so forth.  Subject to certain crossovers that may be applicable following the occurrence of delinquencies and losses on the mortgage loans, principal on the classes of certificates related to a loan group will be paid solely from the mortgage loans or portions thereof allocated to that loan group.

The classes of certificates in the term sheet with an “M” in their class designations are referred to in this term sheet supplement as the “subordinate certificates.”  A single track of subordinate certificates may be issued, which may consist of class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 certificates.  If two or more separate tracks of subordinate certificates are issued, generally a number will precede the “M” designation of each subordinate certificate to indicate the applicable grouping (for example, class 1-M-1, class 1-M-2, class 1-M-3, class 1-M-4, class 1-M-5, class 1-M-6, class 1-M-7, class 1-M-8 and class 1-M-9 certificates and class 2-M-1, class 2-M-2, class 2-M-3, class 2-M-4, class 2-M-5, class 2-M-6, class 2-M-7, class 2-M-8 and class 2-M-9 certificates, etc.).  If there is a single track of subordinate certificates, it will relate to all of the mortgage loans and distributions on the subordinate certificates will be paid from all of the mortgage loans.  If there are two or more tracks of subordinate certificates, each track will relate to all of the mortgage loans in one or more separate tracks of related loan groups and distributions on each track of subordinate certificates will be paid solely from the mortgage loans in the related track or tracks.

The only subordinate certificates that will be offered pursuant to the prospectus supplement are those subordinate certificates that will be rated with at least an investment grade rating, meaning that generally only the class M-1 (or 1-M-1, 2-M-1, etc.), class M-2 (or 1-M-2, 2-M-2, etc.), class M-3 (or 1-M-3, 2-M-3, etc.), class M-4 (or 1-M-4, 2-M-4, etc.), class M-5 (or 1-M-5, 2-M-5, etc.), class M-6 (or 1-M-6, 2-M-6, etc.), class M-7 (or 1-M-7, 2-M-7, etc.), class M-8 (or 1-M-8, 2-M-8, etc.) and class M-9 (or 1-M-9, 2-M-9, etc.) certificates will be offered pursuant to the prospectus supplement.  These certificates are sometimes referred to in this term sheet supplement as “senior subordinate certificates” and, together with the senior certificates, the “offered certificates.”  Any certificate with an interest rate that will be based on the LIBOR index plus a margin may be referred to in this term sheet supplement as a “LIBOR certificate”; any certificate with an interest rate that will be based on a cost of funds index plus a margin may be referred to in this term sheet supplement as a “COFI certificate.”

The class or classes of certificates in the term sheet with an “R” in their class designation are referred to in this term sheet supplement as the residual certificates.  One or more separate groups of residual certificates may be issued, and these residual certificates may or may not be offered, in each case as described in the term sheet.

The Other Certificates

Any subordinate certificates issued by the trustee on behalf of the issuing entity without an investment grade rating will not be offered by the term sheet, this term sheet supplement, the prospectus or the prospectus supplement.  Any such certificates may be privately offered, and, if so, will be subordinated to the related classes of offered certificates and will provide credit enhancement for the related classes of offered certificates.  See “Description of the Certificates —Subordination and Allocation of Losses” in this term sheet supplement.

Only the senior certificates and the senior subordinate certificates will be offered by this term sheet supplement and the term sheet.  As discussed under “—The Offered Certificates” above, one or more separate groups of residual certificates may or may not be offered, in each case as described in the final term sheet and/or the prospectus supplement.

The trust will also issue two other classes of certificates – the class X and class P certificates – that will not be offered by the prospectus supplement.

The class X certificates will represent the right to certain excess interest payments and any overcollateralization for the offered certificates.

The class P certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest.  The class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.  The certificates will represent interests in the mortgage pool described above under “—Information about the Mortgage Pool.”

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features expected to be applicable to the offered certificates.

Accrued certificate interest, then principal	Senior Certificates for One or More Related Loan Groups		Losses
	Class M-1	Class M-1
	Class M-2	Class M-2
	Class M-3	Class M-3
	Class M-4	Class M-4
	Class M-5	Class M-5
	Class M-6	Class M-6
	Class M-7	Class M-7
	Class M-8	Class M-8
	Class M-9	Class M-9
	Non-Offered Certificates, if applicable	Non-Offered Certificates, if applicable

Closing Date

On or about August 24, 2006.

Statistical Calculation Date

July 1, 2006

Cut-Off Date

August 1, 2006.

Record Date

The record date for the offered certificates and each distribution date will generally be the last business day of the related interest accrual period.

Distributions on the Certificates

The 25th day of each month or, if the 25th day is not a business day, on the next succeeding business day.  The first distribution date will be September 25, 2006.

Monthly Distributions

Each month the securities administrator, on behalf of the trustee, will make distributions of interest and principal to the holders of the certificates.

Distributions of Interest and Certificate Interest Rates

On each distribution date, interest on the certificates will be distributed in the order described in the prospectus supplement and “Description of the Certificates—Distributions” in this term sheet supplement.

The pass-through rates for the offered certificates will equal the rates described in the footnotes to the table on the cover of the prospectus supplement and as set forth or described in the term sheet.  The net rate on a mortgage loan is the mortgage loan’s interest rate, net of (i) the servicing fee rate and (ii) the lender paid mortgage insurance rate, if applicable.

Interest to be distributed to certain classes of certificates on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period, minus (iii) any prepayment interest shortfalls not covered by compensating interest, (iv) any net deferred interest and (v) reductions due to application of the Servicemembers Civil Relief Act, in each case as allocated to that class of certificates on that distribution date.  For any distribution date, the interest accrual period will be (i) the preceding calendar month or (ii) the prior distribution date (or the closing date in the case of the first interest accrual period) to the day preceding the current distribution date.  Interest to be distributed on certain classes of certificates will be calculated based either on (i) a 360-day year consisting of twelve thirty-day months or (ii) a 360-day year and the actual number of days elapsed.

It is possible that, on a distribution date, collections on the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement.  If any servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, in particular the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled.  Such amounts will be paid on future distribution dates, if funds become available, without additional interest.

Deferred Interest and Interest Carryforward Amounts

The pass-through rate for each class of offered certificates for any distribution date will be subject to an interest rate cap based on the amount of interest received or advanced with respect to the mortgage loans, net of the servicing fees and any applicable lender paid mortgage insurance, plus full or partial principal prepayments received on the mortgage loans, which is referred to as the available funds rate. The available funds rate will be less than the net wac cap rate that is used to determine the pass-through rate for a class of certificates if there is net deferred interest for the mortgage loans for that distribution date. Net deferred interest will exist to the extent deferred interest on the mortgage loans exceeds the sum of (i) prepayments in full and partial prepayments received on the mortgage loans in that period and (ii) interest received on the mortgage loans in excess of the accrued certificate interest for all classes of offered certificates. To the extent that the pass-through rate that would otherwise be paid to a class of certificates exceeds the related available funds rate cap for such class of certificates, an interest shortfall will result. Holders of certificates will be entitled to receive the resulting interest carryforward amount from excess cash flow, if any, in future periods.  See “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month’s interest.  Instead, they are required to pay interest only to the date of the prepayment.  Under the terms of each servicing agreement, the applicable servicer or successor servicer has agreed to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month’s interest on any voluntary principal prepayments received during the prior calendar month; provided, however, that such compensating interest may generally be limited to (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to certain other of the servicers, the respective servicing fee or a portion thereof, in each case pursuant to the applicable servicing agreement and as described in the prospectus supplement.  Neither the servicers nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute.  As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

For a description of compensating interest shortfalls and Servicemembers Civil Relief Act interest shortfalls, see “Description of the Certificates—Distributions” and “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement.

Distributions of Principal

As the mortgagors pay principal on the mortgage loans in each loan group, a portion of that principal is distributed to the holders of the senior certificates related to that loan group (other than any interest only certificates).  Not every class of certificates will receive principal on each distribution date.

A certain class or classes of senior certificates may be “super senior certificates” and a certain class or classes of senior certificates may be “senior support certificates.”  If a sequential trigger event is in effect, as described in this term sheet supplement under “Description of the Certificates—Allocation of Principal Payments to Class A Certificates,” the priority of payments of principal to the related classes of super senior certificates and senior support certificates will be as described in this term sheet supplement under “Description of the Certificates— Allocation of Principal Payments to Class A Certificates.”

A certain class or classes of certificates may be “interest only certificates.”  This means that investors in any of these classes of certificates, if any, will receive distributions of interest based on the respective class’s related notional amount, but investors in interest only certificates will not receive any distributions of principal.

The “notional amount” applicable to a class of certificates entitled to interest will be described in the prospectus supplement.

Certain classes of certificates may have “notional amounts” that are based on the principal balances of certain other classes of certificates.  On each distribution date, a portion of the principal received or advanced on the mortgage loans in a loan group will be distributed to the certificates related to that loan group, as described under “Description of the Certificates—Distributions” in this term sheet supplement.

It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this term sheet supplement.  As a result, some certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class or classes then outstanding), may not receive the full amount of principal distributions to which they are entitled.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see “Description of the Certificates—Distributions” in this term sheet supplement and the prospectus supplement.

Credit Enhancements

The credit enhancement provided for the benefit of the holders of the offered certificates consists solely of:

•

amounts available from the mortgage loans after all payments of interest and principal on the offered certificates have been made,

•

an initial overcollateralization amount of approximately 1.05% of the scheduled principal balance of the mortgage loans as of the cut-off date,

•

the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

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the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

•

the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

Distributions of Excess Cash Flow

Available funds remaining after distribution of interest and principal as described above in this summary will be distributed in the amounts and priority set forth under “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement.

Allocation of Realized Losses

A loss is realized on a mortgage loan when the applicable servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the servicer and expenses of foreclosure.  Losses realized during any calendar month will be allocated on each distribution date first, to net monthly excess cashflow; second, by a reduction in the overcollateralized amount until reduced to zero; and third, to the related subordinate certificates in reverse numerical order, in each case first, in reduction of the related interest carryforward amount (without taking into account interest payable thereon), if any, that is outstanding with respect to such class of certificates; and second, in reduction of the related class principal balance, until the class principal balance of each such class has been reduced to zero.  The class principal balances of the senior certificates will not be reduced by allocation of realized losses.

Yield Considerations

The yield to maturity on your certificates will depend upon, among other things:

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the price at which the certificates are purchased;

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the applicable annual certificate interest rate;

•

the applicable monthly interest rates on the related mortgage loans;

•

the rate of defaults on the related mortgage loans;

•

the rate of principal payments (including prepayments) on the related mortgage loans;

•

whether an optional purchase occurs;

•

whether there is a delay between the end of each interest accrual period and the related distribution date; and

•

realized losses on the related mortgage loans.

Any interest only certificates will be especially sensitive to the rate of prepayments on the mortgage loans in the related loan group.

See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Fees of the Master Servicer, Securities Administrator, Trustee and Servicers

As compensation for its services as master servicer, Wells Fargo Bank, N.A. will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account.  The remainder of any interest or investment income, if any, earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders.  In the event the master servicer assumes the duties of a servicer under any sale and servicing agreement, it shall be entitled to receive as compensation the servicer fees and other compensation that would have been payable to the servicer under that sale and servicing agreement.

The securities administrator will receive, as compensation for its services, the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the certificate account, after payment of the trustee fee.

The trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by that servicer from payments received with respect to that mortgage loan or payable monthly from amounts on deposit in the collection account.  The servicing fee for each mortgage loan will be as described in the prospectus supplement.

Required Repurchases of Mortgage Loans

If with respect to any mortgage loan any of the representations and warranties made by the related originator are breached in any material respect as of the date made, or there exists any uncured material document defect, the related originator will be obligated to repurchase the mortgage loan as further described in this term sheet supplement under "Description of the Mortgage Pool—Transfer of the Mortgage Loans to the Trustee" and "—Representations and Warranties Regarding the Mortgage Loans."

Book-Entry Registration

In general, the offered certificates, other than any offered residual certificates, will be available only in book-entry form through the facilities of The Depository Trust Company.  See “Description of the Securities—Book-Entry Registration” in the prospectus.  In addition, the residual certificates are subject to certain transfer restrictions.  See “Federal Income Tax Consequences” in this term sheet supplement.

Denominations

The senior certificates (other than any interest only certificates and any offered residual certificates) are offered in minimum denominations of not less than $25,000 initial certificate principal balance each and multiples of $1 in excess of $25,000.  Certain of the subordinate certificates may be offered in minimum denominations of not less than $100,000 initial certificate principal balance each and multiples of $1 in excess of $100,000, and certain other of the subordinate certificates may be offered in minimum denominations of not less than $250,000 initial certificate principal balance each and multiples of $1 in excess of $250,000.  Any interest only certificates may be offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000.  With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.  If offered, any residual certificate will have an initial class principal balance of $100 and will be offered in a combined certificate that represents a 99.99% interest in the separate residual interest of each related REMIC.  The remaining 0.01% interest in each of the residual certificates will be held by the securities administrator.

Optional Purchase of the Mortgage Loans

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in a loan track is less than 10% of the aggregate scheduled principal balance of the mortgage loans in that loan track as of the cut-off date, Avelo Mortgage, L.L.C. may purchase from the trust fund all remaining mortgage loans in the loan track and all property acquired in respect of any such mortgage loan remaining in the trust fund.  If these mortgage loans and any related property are purchased, the proceeds of such sale will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

Legal Investment

It is expected that the offered certificates, other than certain offered subordinate certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Certain Legal Investment Aspects” in this term sheet supplement.

ERISA Considerations

If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an offered certificate.  If offered, the residual certificates may not be purchased by or transferred to such a plan or to similar governmental plans.  See “ERISA Considerations” in this term sheet supplement and “ERISA Considerations—Underwriter Exemption” in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made for the trust fund.  The certificates, other than the residual certificates, will represent ownership of regular interests and will generally be treated as debt for federal income tax purposes, coupled with certain contractual rights.  You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual method of accounting.  For federal income tax purposes, the residual certificates will represent ownership of the residual interest in one or more REMICs.

Any interest only certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the residual certificates, if offered, see “Federal Income Tax Consequences” in this term sheet supplement and the prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

Ratings

The offered certificates are required to receive the ratings from two or more of Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings indicated in the term sheet.  The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled.  The ratings do not address the likely actual rate of prepayments on the mortgage loans.  The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

A security rating is not a recommendation to buy, sell or hold securities.  Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.  IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

The yield on and weighted average lives of the certificates will be subject to negative amortization on the mortgage loans

The interest rates on the mortgage loans adjust monthly after an initial fixed rate period of generally one month or three months, but their minimum scheduled payments adjust annually, subject to maximum interest rates, payments caps and other limitations.  The initial interest rates on most of the mortgage loans are lower than the sum of the index applicable at origination and the related gross margin.  During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled payment.  As a result, a portion of the accrued interest on any mortgage loan may not be paid.  That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan.

The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the certificates.  Any final term sheet for a class of certificates and/or the prospectus supplement will set forth the extent to which, if at all, the resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying full and partial principal prepayments received on the mortgage loans to interest distributions on the certificates.  The final term sheet for a class of certificates and/or the prospectus supplement will describe how net deferred interest on the mortgage loans will be deducted from the interest payable to the certificates.  Allocations of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates.  If any final term sheet for a class of certificates and/or the prospectus supplement provides for the offset of net deferred interest with full and partial principal prepayments received on the mortgage loans, then only the amount by which full and partial principal prepayments received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans, and other unscheduled and scheduled payments of principal will be distributed as a principal distribution on the certificates.  Any delay in the decrease of the certificate principal balance of a class of certificates, may increase the period of time during which the applicable class of certificates could absorb realized losses on the mortgage loans.  We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.

There Is No Guarantee That You Will Receive Principal Payments on Your Certificates at Any Specific Rate or on Any Specific Dates

As the mortgagors make payments of interest and principal on their mortgage loans, you will receive payments on your certificates.  Because the mortgagors are free to make those payments faster than scheduled, you may receive distributions faster than you expected.  There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

The Yield on Your Certificates Will Be Affected by Changes in the Mortgage Interest Rates

The pass-through rates on the offered certificates may be limited by the net mortgage interest rates on the mortgage loans.  The interest rate on each of the mortgage loans is fixed for an initial period from the respective date of origination.  Thereafter, the mortgage interest rate on each such mortgage loan will be adjusted to equal the sum of an index and a margin.  Increases and decreases in interest rates may be limited for any interest rate adjustment date (i.e., an initial or a periodic adjustment cap).  In addition, the mortgage interest rates may be subject to an overall maximum and minimum interest rate.  For information regarding the remaining fixed periods for the mortgage loans, see the collateral tables provided in the final term sheet and “Description of the Mortgage Pool” in this term sheet supplement.  The yield on the certificates, which bear pass-through rates which may be limited by the weighted average of the net rates of the mortgage loans in the related loan group or loan groups, will be directly affected by changes in such weighted average net rates.

Effect on Yields Caused by Prepayments, Defaults and Losses

Mortgagors may prepay their mortgage loans in whole or in part at any time.  Principal payments also result from repurchases due to conversions of adjustable-rate loans to fixed-rate loans, breaches of representations and warranties or the exercise of an optional termination right.  A prepayment of a mortgage loan generally will result in a prepayment on the certificates.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans may decrease.  The mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

Certain of the mortgage loans may require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one (1) year to five (5) years after the mortgage loan was originated.  A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

Each loan originator may be required to repurchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case, have not been cured.  In addition, the applicable loan originator may be required to repurchase mortgage loans from the trust in the event that a mortgagor with respect to a mortgage loan failed to make its first payment after the date that such mortgage loan was sold to the sponsor by such loan originator.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

If the rate of default or the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required overcollateralization level.  An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans.  Because distributions of principal will be made to the classes of offered certificates according to the priorities described in the final term sheet and/or the prospectus supplement, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  In particular, the subordinate certificates (the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 certificates) do not receive any portion of the amount of principal payable to the offered certificates prior to the distribution date in September 2009 (unless the aggregate certificate principal balance of the class A certificates has been reduced to zero).  Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinate certificates may continue to receive no portion of the amount of principal then payable to the offered certificates (unless the aggregate certificate principal balance of the class A certificates has been reduced to zero).  The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of certificates may be lowered in the future.  This would probably reduce the value of those certificates.  No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans.  As of the statistical calculation date, approximately 8% of the mortgage loans are aged six (6) months or greater prior to their transfer to the trust fund.  As a result, the mortgage loans in the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this term sheet are intended to enhance the likelihood that holders of the class A certificates, and to a limited extent, the holders of the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 certificates, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, none of the master servicer, any servicer or any other entity will advance scheduled payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Potential Inadequacy of Credit Enhancement

Because the offered subordinate certificates may be divided into tracks, a grouping of offered subordinate certificates may represent an interest in all of the mortgage loans in certain loan groups only, the class principal balances of such subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any such loan group.  As a result, losses on mortgage loans in one such loan group will reduce the loss protection provided by such subordinate certificates to the senior certificates corresponding to the other such loan groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain the Required Level of Overcollateralization

The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the offered certificates.  Interest on the mortgage loans is expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust fund.  Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the trust fund are covered, the available excess interest generated by the mortgage loans will be used to maintain the overcollateralization at the required level determined as described in the prospectus supplement.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.  The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate.

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest.  In the event of a partial prepayment, the mortgage loan will be generating less interest.

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because that mortgage loan will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

The amount of excess interest available on any distribution date will also be affected by the amount of deferred interest for the mortgage loans and, if so provided in the final term sheet for a class of certificates and/or the prospectus supplement, the amount of principal collections available to offset the deferred interest.

All of the mortgage loans have interest rates that adjust based on an index that may be different from the index used to determine the pass-through rates on the offered certificates.  In addition, the first adjustment of the interest rates for the mortgage loans will generally not occur until after an introductory fixed rate teaser period of between approximately one (1) month and three (3) months after the date of origination.  As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.  The pass-through rates on the offered certificates cannot exceed the weighted average interest rate of the mortgage loan pool or, if applicable, the mortgage loans in the related loan group or track of loan groups, less fees and expenses.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Investors in the offered certificates, and particularly the Class M-9 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Interest Rates and Other Factors on the Pass-Through Rates of the Offered Certificates

Each of the offered certificates accrues interest at a pass-through rate based on one-month LIBOR or COFI, as applicable, plus a specified margin, but an offered certificate’s pass-through rate is subject to certain limitations.  Those limitations on the pass-through rates are based, in part, on the weighted average of the net interest rates on the mortgage loans.

A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates.  Some of these factors are described below.

The interest rates on the mortgage loans will be based on the MTA index with respect to a specified percentage of the mortgage loans, and the COFI loan index with respect to the remaining mortgage loans.  All of these mortgage loans have minimum and maximum limitations on adjustments to their interest rates, and will generally have the first adjustment to their interest rates after an initial fixed rate teaser period of approximately one (1) month to three (3) months after the origination of those mortgage loans.  As a result of the limit on the pass-through rates for the offered certificates, the offered certificates may accrue less interest than they would accrue if their pass-through rates were based solely on one-month LIBOR or COFI, as applicable, plus the specified margins.

The MTA and COFI loan indices may change at different times and in different amounts than one-month LIBOR.  As a result, it is possible that interest rates on certain of the mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising.  It is also possible that the interest rates on the mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on the offered certificates may decline more slowly or increase more rapidly.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of all or a portion of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust.  However, we cannot assure you that these funds will be sufficient to fully cover these shortfalls.  See “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement and the prospectus supplement.

Certain Interest Shortfalls Will Be Allocated Pro Rata to the Related Certificates

When a mortgagor makes a full or partial prepayment on a mortgage loan, the amount of interest that the mortgagor is required to pay will likely be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan.  Each servicer is generally required to reduce its servicing fee to offset this shortfall, but the reduction for any distribution date is generally limited to, (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans, or (ii) with respect to certain other of the servicers, the respective servicing fee or a portion thereof.  If the aggregate amount of interest shortfalls resulting from prepayments in any loan group exceeds the amount of the reduction in the servicing fees, the interest entitlement of the senior certificates related to such loan group and the related subordinate certificates will be reduced pro rata by the amount of this interest shortfall, based on the amounts of interest payable to such senior certificates and the interest that would be payable to a portion of the related subordinate certificates equal to the related group subordinate amount, respectively.

In addition, the certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, or other comparable state or local statutes (such as comparable provisions of the California Military and Veterans Code).  These laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan.  The Servicemembers Civil Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty.  Shortfalls resulting from application of these laws are not required to be paid by the mortgagor at any future time and will not be offset by a reduction in the servicing fee.  This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

These laws may also impose certain limitations that may impair the servicer’s ability to foreclose on an affected mortgage loan during the mortgagor’s period of active service and, under some circumstances, during an additional period thereafter.

The Weighted Average Lives of, and the Yields to Maturity on, the Subordinate Certificates are Sensitive to Mortgagor Defaults and Losses on the Mortgage Loans

The weighted average lives of, and the yields to maturity on, the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8 and class M-9 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balances of the class M-9, class M-8, class M-7, class M-6, class M-5, class M-4, class M-3, class M-2 and class M-1 certificates, in that order.  As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated.  Any such funds will be allocated to the class X certificates to the extent provided in the master servicing and trust agreement.

Unless the aggregate certificate principal balances of the class A certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until September 2009 or a later date as provided in this term sheet supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels.  As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the subordinate certificates, the holders of those certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to the holders of those certificates according to the priorities described in the prospectus supplement, the yield to maturity on the classes of subordinate certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the class X certificates or a class of offered certificates with a lower payment priority.  Furthermore, as described in this term sheet supplement, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Finally, the effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the class A certificates.

Default Risk on High Balance Mortgage Loans

As of the statistical calculation date, the principal balance of certain mortgage loans may have been substantially in excess of $1,000,000.  You are encouraged to consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group as a whole.

Threat of Terrorism and Related Military Action May Affect the Yield on the Certificates

The effects that military action by U.S. forces in Iraq and Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Prospective investors are encouraged to consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to mortgagors affected in some way by possible future events.  In addition, activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, or comparable state or local statutes.  This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

The Concentration of Mortgage Loans with Certain Characteristics May Change Over Time, which May Affect the Timing and Amount of Payments on the Certificates

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics and geographic location are likely to change over time.  Principal payments may affect the concentration levels.  Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.

Payments from the Mortgage Loans Are the Sole Source of Payments on the Certificates

The certificates do not represent an interest in or obligation of the depositor, the master servicer, any servicer, the securities administrator, the trustee, the custodian, the underwriter or any of their respective affiliates.  The depositor does, however, have limited obligations in the case of breaches of certain limited representations and warranties made by it in connection with its transfer of the mortgage loans to the trustee.  The certificates are not insured by any financial guaranty insurance policy.  No governmental agency or instrumentality and none of the depositor, the master servicer, any servicer, the securities administrator, the trustee, the custodian, the underwriter or any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans.  Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, investors will have no recourse to the depositor, the master servicer, any servicer, the securities administrator, the trustee, the custodian, the underwriter or any of their affiliates.

Geographical Concentration May Increase Risk of Loss

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans.  Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience relatively higher rates of loss and delinquency on mortgage loans.  In addition, certain regions may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans.

Goldman Sachs Mortgage Company will represent and warrant, to its knowledge, as of the closing date that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended.  In the event of a material breach of this representation and warranty, determined without regard to whether Goldman Sachs Mortgage Company had knowledge of any such damage, Goldman Sachs Mortgage Company will be required to cure or repurchase the affected mortgage loan in the manner and to the extent described in this term sheet supplement.  Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement.  Any damage to a property that secures a mortgage loan in the trust fund occurring after the closing date will not be a breach of this representation and warranty.

Factors that Reduce Collections Could Cause Early Repayment, Delayed Payment or Reduced Payment on the Certificates

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates.  If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become greater than or equal to the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors.  The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates.  If a mortgaged property fails to provide adequate security for the mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

The Offered Certificates May Not Be Suitable Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of scheduled payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of Servicer to Perform or Insolvency of Servicer May Adversely Affect the Yield on the Certificates

The amount and timing of distributions on your certificates generally will be dependent on the servicers performing their servicing obligations in an adequate and timely manner.  See “The Servicers” in this term sheet supplement.  If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans.

Delinquencies Due to Servicing Transfer

In addition, servicing with respect to approximately 5% of the mortgage loans will be transferred from Suntrust Mortgage, Inc. (which, on the closing date, will service less than 10% of the mortgage loans) to Avelo Mortgage, L.L.C. on or about September 1, 2006.  It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, if applicable, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons.  As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

See “The Servicers—General” and “—Rights upon Events of Default” in this term sheet supplement.

Risks Related to Pending Relocation of Certain Functions of IndyMac Bank, F.S.B.

IndyMac Bank, F.S.B., which is expected to service approximately 49.73% of the mortgage loans, intends to relocate its default management, collections and loss mitigation functions from Pasadena, California to the Dallas area of Texas in the fourth quarter of 2006.  Fewer than 70 of IndyMac Bank, F.S.B.’s employees will be affected by this relocation.  Although certain of these employees will be offered the opportunity to relocate, IndyMac Bank, F.S.B. expects that a substantial number of these employees may elect not to do so.

If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, IndyMac Bank, F.S.B.’s collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults.  Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates.  In an attempt to mitigate any disruptions in these processes, IndyMac Bank, F.S.B. will continue to provide default management services from Pasadena until the relocation of those services to the Dallas area has been completed and the default management, collections and loss mitigation functions in the Dallas area are fully operational.

Attempted Recharacterization of the Transfer from Goldman Sachs Mortgage Company to the Depositor and from the Depositor to the Trustee Could Delay or Reduce Payments to Investors in the Certificates

We expect that the transfer of the mortgage loans from the various transferors to Goldman Sachs Mortgage Company, from Goldman Sachs Mortgage Company to the depositor and from the depositor to the trustee will each be characterized as a sale.  Each of the transferors to Goldman Sachs Mortgage Company, Goldman Sachs Mortgage Company and the depositor has documented its respective transfer as a sale.  However, a bankruptcy trustee or creditor of any such transferor, Goldman Sachs Mortgage Company or the depositor may take the position that the transfer of the mortgage loans to Goldman Sachs Mortgage Company, the depositor or the trustee, respectively, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, Goldman Sachs Mortgage Company, the depositor or the trustee, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans.  If one or more of these events occur, payments on the certificates could be delayed or reduced.

The Lack of Secondary Markets May Make It Difficult for You to Resell Your Certificates

The underwriter is not required to assist in resales of the offered certificates, although it may do so.  A secondary market for the offered certificates may not develop.  If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your certificates.  The offered certificates will not be listed on any securities exchange.

Residual Certificates May Have Adverse Tax Consequences

For federal income tax purposes, certain of the residual certificates will represent the “residual interest” in the lower tier REMIC that will hold all assets relating to certain loan groups.  Certain of the residual certificates will represent the “residual interest” in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMICs.  Holders of the residual certificates must report as ordinary income or loss the net income or the net loss of the related REMIC whether or not any cash distributions are made to them.  Net income from one REMIC generally may not be offset by a net loss from another REMIC.  This allocation of income or loss may result in a zero or negative after-tax return.  No cash distributions are expected to be made with respect to the residual certificates other than the distribution of their principal balance and interest on that balance.  Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of the residual certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.  Due to their tax consequences, the residual certificates will be subject to restrictions on transfer that may affect their liquidity.  In addition, the residual certificates may not be acquired by ERISA plans or similar governmental plans.  The Internal Revenue Service has issued guidance regarding safe harbors for transfers of non-economic residual interests such as the residual certificates.  See “Descriptions of the Certificates—The Residual Certificates” in this term sheet supplement.

The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates

You will not have a physical certificate if you own an offered certificate (other than a residual certificate, if offered).  As a result, you will be able to transfer your certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks.  The ability to pledge a certificate of one of these classes to a person who does not participate in The Depository Trust Company system may be limited due to the absence of a physical certificate.  Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop.  In addition, you may experience some delay in receiving distributions on these certificates because the securities administrator will not send distributions directly to you.  Instead, the securities administrator will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts you have either directly or indirectly through indirect participants.

DEFINED TERMS

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-109 in this term sheet supplement and under the caption “Index” beginning on page 129 of the accompanying prospectus.  Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the accompanying prospectus.

THE TRUST AGREEMENT

The master servicing and trust agreement dated as of August 1, 2006 (the “Trust Agreement”), among GS Mortgage Securities Corp., as depositor (“GSMSC” or the “Depositor”), Wells Fargo Bank, N.A., as master servicer and securities administrator (in such capacity as “Master Servicer” or “Securities Administrator”), Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”), will establish the GSR Mortgage Loan Trust 2006-OA1, a common law trust formed under the laws of the state of New York (the “Trust Fund” or “Issuing Entity”) and the Mortgage Loans will be assigned to the Trustee on behalf of certificateholders.  The Trustee on behalf of certificateholders will own the right to receive all payments of principal and interest on a pool of mortgage loans (the “Mortgage Loans”) due after August 1, 2006 (the “Cut-Off Date”).  These payments, when remitted to the Master Servicer by the applicable Servicer (being deposited into a “Master Servicer Account”), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the “Certificate Account”).  In exchange for the Mortgage Loans and other property, the Securities Administrator will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC.  A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•

the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

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the maturity date of the Mortgage Loan; and

•

the initial mortgage interest rate and information about how that mortgage interest rate will be adjusted.

The Trust Fund will also contain other property, including:

•

a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•

any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

•

amounts held in the Certificate Account.

The Custodian will execute and deliver to the Trustee and the Securities Administrator a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to the separate custodial agreement or custodial agreements, as the case may be.  The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration.  In addition, the Master Servicer (or the Trustee or its designee) will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to appoint a successor servicer to assume the servicing duties of such removed or resigned Servicer.  The Securities Administrator will act as certificate registrar of the certificates.  The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator.  Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2006-OA1.  The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust, GSR 2006-OA1, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer.  The Trust Agreement provides that Wells Fargo Bank, N.A., as Securities Administrator and Deutsche Bank National Trust Company, as Trustee under the Trust Agreement and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement.  The Custodian is similarly indemnified pursuant to the applicable custodial agreement.

The Securities Administrator will be entitled to retain as compensation for its services, any interest or other investment income, or a portion thereof, earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor.  If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor.  Any such successor must be approved by the Rating Agencies.  The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights.  Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

DESCRIPTION OF THE MORTGAGE POOL

General

The description of the mortgage pool and the mortgaged properties in this section and in the term sheet is based on the Mortgage Loans as of the close of business on July 1, 2006 (the “Statistical Calculation Date”), after deducting the scheduled principal payments due on or before that date, whether or not actually received.  All references in this term sheet supplement and in the term sheet to “scheduled principal balance” refer to the scheduled principal balance as of the Statistical Calculation Date, unless otherwise specifically stated or required by the context.  Due to rounding, percentages may not sum to 100%.  References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balances of the related Loan Group, based on the scheduled principal balances of the Mortgage Loans after giving effect to scheduled payments due on or prior to the Statistical Calculation Date, whether or not received.  References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Statistical Calculation Date of the related Mortgage Loans determined in the same way.  Before the issuance of the certificates, Mortgage Loans may be removed from or added to the mortgage pool as a result of principal prepayments, delinquencies or otherwise.  We believe that the information in this term sheet supplement and in the term sheet for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary.  See “—Additional Information” below.

The mortgage pool will consist of Mortgage Loans (that may be grouped together into different tracks, such as “Track 1 Loans” and “Track 2 Loans,” etc.).  The mortgage pool may consist of one or more loan groups (each, a “Loan Group”).  If applicable, certain Loan Groups, collectively, may be referred to in this term sheet supplement as the “Track 1 Loan Group,” and if applicable, certain Loan Groups, collectively, may be referred to in this term sheet supplement as the “Track 2 Loan Group,” and so forth (each, a “Track Loan Group”).  If the mortgage pool is not divided into separate tracks, references in this term sheet supplement to the Track 1 Loan Group, the Track 2 Loan Group, as so forth, collectively, will refer to the mortgage pool.

The Mortgage Loans consist of payment option, adjustable-rate Mortgage Loans, with a negative amortization feature, secured by first liens on fee simple interests in one- to four-family residential real properties (each, a “Mortgaged Property”).  Each Mortgage Loan is expected to use the MTA Loan Index (described below) or the COFI Loan Index (described below) as its relevant index (or such other index as described in the prospectus and the prospectus supplement) (each, an “Index”).  The Mortgaged Properties, which may include detached homes, two- to four-family dwellings, individual condominium units, cooperative units and individual units in planned residential developments have the additional characteristics described below and in the prospectus.

Each Mortgage Loan will have an original term to maturity from the due date of its first Scheduled Payment of not more than 40 years.  All Mortgage Loans will have principal (if applicable) and interest payable on the first day of each month (the “Due Date”).  As of the Cut-Off Date, no more than 1% of the Mortgage Loans or any Track of Mortgage Loans will be 30 to 59 days delinquent.  As used herein, a Mortgage Loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled Due Date.  The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month.  For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent.

In general, the Mortgage Loans originally were acquired by Goldman Sachs Mortgage Company (“GSMC”) from IndyMac Bank, F.S.B. (“IndyMac Bank”), Countrywide Home Loans, Inc. (“Countrywide Home Loans”), American Home Mortgage Servicing, Inc. (“American Home”), and, if applicable, certain other Mortgage loan origination entities that sold mortgage loans to GSMC under its mortgage conduit program (the “Conduit Program”) and, if applicable, certain other Mortgage loan origination entities that each originated less than 10% of the aggregate Mortgage Loans or the Mortgage Loans in any specified Loan Group or Track of Loan Groups (each of all such entities, a “Seller”) pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home Loans, which will be serviced by Countrywide Home Loans Servicing LP (“Countrywide Servicing”), such Mortgage Loans were acquired pursuant to a seller’s warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, if applicable, in the case of the Mortgage Loans acquired through the Conduit Program, such Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by another Mortgage loan servicing entity pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements and seller’s warranty agreements, a “Sale and Servicing Agreement” and together, the “Sale and Servicing Agreements”).  Each Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see “—Representations and Warranties Regarding the Mortgage Loans” below) regarding the Mortgage Loans.  Each Sale and Servicing Agreement will be assigned to the Trust Fund insofar as it relates to the particular Mortgage Loans sold to the Trust Fund.

On each monthly interest rate adjustment date (each, an “Adjustment Date”), the mortgage interest rate will be adjusted to equal the sum of the Index and a fixed margin (the “Margin”), rounded generally to the nearest one-eighth of one percent.  The adjustment to the mortgage interest rate on a Mortgage Loan is subject to an overall maximum interest rate (a “Lifetime Cap”), and specifies an overall minimum interest rate (a “Lifetime Floor”), which is equal to the Margin for that Mortgage Loan.  On the first Due Date following each Payment Adjustment Date (as defined herein) for each Mortgage Loan, the Scheduled Payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.  Each Mortgage Loan contains a “due-on-sale” clause which the applicable Servicer will exercise unless prohibited from doing so by applicable law.

Each of the Mortgage Loans will have an initial minimum scheduled payment based on an amount that would fully amortize the Mortgage Loan over a 30 or 40 year term at the initial mortgage rate in effect on the Mortgage Loan.  The initial mortgage rate in effect on a Mortgage Loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related Index and Margin.  While the interest rate on each Mortgage Loan will adjust monthly, the minimum scheduled payment on each Mortgage Loan generally will adjust annually (each, a “Payment Adjustment Date”), beginning on the due date of the month following the month in which the Payment Adjustment Date occurs, to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each Mortgage Loan over its remaining term to stated maturity, subject to a payment adjustment cap specified in the related Mortgage Loan.  Generally, the scheduled payment adjusts annually and the payment adjustment cap on each Mortgage Loan limits the amount by which the scheduled payment can increase on any Payment Adjustment Date to 7.5% per annum.

No Mortgage Loan will have a mortgage interest rate that exceeds the maximum mortgage rate specified in the related mortgage note or the related Lifetime Cap.  Due to the application of a maximum mortgage rate, the mortgage interest rate on each Mortgage Loan, as adjusted on any Adjustment Date, may be less than the sum of the Index and the Margin.  Each Mortgage Loan will have a minimum interest rate equal to the rate specified in the related mortgage note or if no minimum interest rate is specified, the Margin.

Unless the related Index declines after origination of a Mortgage Loan, the related mortgage interest rate will generally increase on the first Adjustment Date following origination of the Mortgage Loan.  The repayment of the Mortgage Loans will be dependent on the ability of the mortgagors to make larger scheduled payments following adjustments of the mortgage interest rate.  Mortgage Loans that have the same initial mortgage interest rate may not always bear interest at the same mortgage interest rate because these Mortgage Loans may have different Adjustment Dates, and the mortgage interest rates therefore may reflect different related Index values, Margins, Adjustment Caps and Lifetime Floors.

Because the mortgage interest rates on the Mortgage Loans adjust at a different time than the scheduled payments thereon and the payment caps may limit the amount by which the Scheduled Payments may adjust, the amount of a Scheduled Payment may be more or less than the amount necessary to fully amortize the principal balance of the Mortgage Loan over its then remaining term at the applicable mortgage interest rate.  Accordingly, the Mortgage Loans may be subject to reduced amortization (if the Scheduled Payment due on a due date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage interest rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related interest accrual period at the applicable mortgage rate is greater than the entire scheduled payment due on the related due date); or accelerated amortization (if the scheduled payment due on a due date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule).  In the event of negative amortization, the amount of interest that is not covered by the Scheduled Payment, or Deferred Interest, is added to the principal balance of such Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the scheduled payment due on the immediately preceding due date.

Generally the unpaid principal balance of a Mortgage Loan may not be increased due to Deferred Interest above 110%, 115% or 125% of the original principal amount of the Mortgage Loan.  On any day on which the amount of Deferred Interest would cause the unpaid principal balance of a Mortgage Loan to exceed that amount, the scheduled payment will be adjusted to equal an amount that would fully amortize the Mortgage Loan over the remaining term of the Mortgage Loan at the current mortgage interest rate.  In addition, generally on the fifth or tenth Payment Adjustment Date and on each fifth Payment Adjustment Date thereafter, the Adjustment Cap will not apply and the Scheduled Payment will be adjusted to equal an amount that would fully amortize the Mortgage Loan over the remaining term of the Mortgage Loan at the current mortgage interest rate.

Generally, on each payment date after the initial fixed rate period, the Servicer will present to each borrower three payment options in addition to the minimum scheduled payment described above.  Those payment options will generally include (i) interest only, (ii) an amount that will fully amortize the Mortgage Loan over a period of 15 years from the first payment date at the current mortgage rate and (iii) an amount that will fully amortize the Mortgage Loan over the remaining term of the Mortgage Loan at the current mortgage rate (except for Balloon Loans, where the monthly payment will provide for the payment of principal generally based on a 40 year amortization schedule although the Mortgage Loan will have a scheduled maturity date of approximately 30 years from the due date of the first monthly payment). Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

The Goldman Sachs Mortgage Conduit Program

GSMC acquires its mortgage loans through two primary channels: (i) its Conduit Program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market.  GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

All of the mortgage loans acquired by GSMC through the Conduit Program were acquired generally in accordance with the underwriting criteria described in the prospectus under “The Mortgage Loans—Goldman Sachs Mortgage Conduit Program Underwriting Guidelines.”

Countrywide Underwriting Guidelines

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General.”

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program, if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Standards—General” in this section.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards.

General.  Countrywide Home Loans, Inc., a New York corporation, has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income.  If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization.  Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores.  “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker.  In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker.  In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards.  Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met.  After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans.  The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.  Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%.  If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis, varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower.  In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs.  Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.  Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.  Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process.  In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information.  Self-employed individuals are generally required to submit their two most recent federal income tax returns.  Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company.  The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments.  All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans.  The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.  Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home.  All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property.  Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”).  The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines.  Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000.  The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.  As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment.  Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.  The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application.  To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application.  Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections.  Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period.  Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000.  In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted.  The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines.  Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines.  The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000.  The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program.  Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines.  However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines.  However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines.  The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%.  The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis.  The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis.  This program is limited to borrowers with excellent credit histories.  Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.  Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income.  The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

IndyMac Bank F.S.B. Underwriting Guidelines

General

The principal executive offices of IndyMac Bank are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101.  IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.  The business now operated by IndyMac Bank began in 1993.  On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank.  During calendar years 2003, 2004 and 2005, IndyMac Bank’s conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion and $60.8 billion respectively.

Origination Process

IndyMac Bank acquires mortgage loans principally through four channels:  mortgage professionals, consumer direct, correspondent and conduit.  IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals:  Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct:  Mortgage loans initiated through direct contact with the borrower.  This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent:  Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

Conduit:  IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience.  Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

IndyMac Bank's Underwriting Process

Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank’s guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank’s procedures for approving such exceptions.  Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA.  Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify.  Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types.  To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers:  traditional underwriting and Electronic Mortgage Information and Transaction System (“e-MITS”) underwriting.  E-MITS is an automated, internet-based underwriting and risk-based pricing system.  IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions.  IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac Bank’s underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral.  Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank’s guidelines.

In determining a borrower’s “FICO Credit Score”, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores.  In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan.  A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories.  In these situations, IndyMac Bank will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments.  In addition to the FICO Credit Score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac.  After the date on which the loan-to-value ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies.  In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with loan-to-value ratios greater than 80%.

IndyMac Bank purchases loans that have been originated under one of seven documentation programs:  Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc.  In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms.  Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income.  Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank’s FastForward program and be entitled to income and asset documentation relief.  Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets.  IndyMac Bank does not require any verification of income or assets under this program.

The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program).  Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment.  If applicable, written verification of a borrower’s assets is required under this program.

The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income.  Information regarding a borrower’s assets, if applicable, is verified through written communications.  Information regarding income is not verified and employment verification may not be written.

The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications.  The No Ratio Program does not require prospective borrowers to provide information regarding their income, but verification of employment may not be written.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.  Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions.  Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied.  Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice.  The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form.  In some cases, an automated valuation model (“AVM”) may be used in lieu of an appraisal.  AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property.  The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination.  Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis.  Mortgage loans that do not meet IndyMac Bank’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines.  Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

1.

Prior Approval Program.  Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel.  Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

2.

Preferred Delegated Underwriting Program.  Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information.  The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth.  Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies.  Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions.  IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting.  A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller’s underwriting guidelines.  IndyMac Bank reviews each seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank.  Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used.  In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist.  Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

Prepayment Premiums

Under the terms of the related mortgage notes, as of the statistical calculation date, certain of the Mortgage Loans, as described in the final term sheet supplement, each by aggregate unpaid principal balance, provide for payment by the related mortgagor of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal.  Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one (1) year to five (5) years from the date of origination of such Mortgage Loan.  The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal, state or local law, is as provided in the related mortgage note.  No Mortgage Loan imposes a Prepayment Premium for a term in excess of five (5) years.  Prepayment Premiums collected from mortgagors, other than any Prepayment Premiums waived or retained by any Servicer as permitted by the applicable Sale and Servicing Agreement, will be paid to the holders of the Class P Certificates and will not be available for payment to the Offered certificates.

The Servicers may waive, modify or vary any term of any applicable Mortgage Loan, including any Prepayment Premium, if, in the applicable Servicer’s determination, that waiver or modification is not materially adverse to the Trust Fund, and in certain cases, subject to the consent of the Trustee or as otherwise set forth in the Sale and Servicing Agreements.  The Master Servicer, except in its capacity as successor servicer, may not waive, modify or vary any term of any Mortgage Loan.

The Indices

The Index for each Mortgage Loan is one of the MTA Loan Index or the COFI Loan Index (each as defined below) or another index as described in the prospectus supplement and the prospectus.

The MTA Loan Index for any Interest Accrual Period will be determined as described below.

The “MTA Loan Index” is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical Release No. H.15(519) determined by averaging the monthly yield for the most recent twelve months.  The MTA Loan Index used for each Interest Accrual Period will be the most recent MTA figure available as of the related MTA determination date.

The Eleventh District Cost of Funds Index (the “COFI Loan Index”) is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”).  The COFI Loan Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month.  If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District.  The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month.  The major components of funds of Eleventh District member institutions are:  savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.  Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.  Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities.  Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published.  Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings.  In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin.  Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000.  The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date.

Additional Information

The Prospectus Supplement will contain important information about the Mortgage Loans including:

•

the mortgage interest rates and the current scheduled principal balances of the Mortgage Loans;

•

the initial Adjustment Dates and the Margins;

•

the years in which initial Scheduled Payments on the Mortgage Loans were due;

•

the current loan-to-value ratios of the Mortgage Loans;

•

the types of Mortgaged Properties;

•

the geographic distribution by state of the Mortgaged Properties;

•

the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

•

the original terms to maturity of the Mortgage Loans;

•

the interest rate Index and all applicable caps and floors for the mortgage interest rates;

•

the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

•

the mortgagor’s stated purpose of financing; and

•

the credit score ranges.

The credit score tables appearing in Appendix A of the prospectus supplement will show the credit scores, if any, that the servicers, originators, underwriters of the Mortgage Loans or GSMC collected for some mortgagors.  Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors.  Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness.  Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance.  In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this term sheet supplement.  Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt.  Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates.  In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the first paragraph under “Description of the Mortgage Pools,” that removal or addition will be noted in the Current Report on Form 8-K.

Transfer of the Mortgage Loans to the Trustee

The Mortgage Loans will be sold by GSMC to the Depositor as of the Cut-Off Date pursuant to assignment, assumption and recognition agreements among GSMC, the applicable Servicer and Seller and the Depositor.  The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date, will then be sold by the Depositor to the Trustee on behalf of the Issuing Entity pursuant to the terms of the Trust Agreement.  In connection with such transfer, the Depositor will assign all of its rights and obligations under the Sale and Servicing Agreements (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee.  The Securities Administrator will execute, and the certificate registrar will, concurrent with such assignment, authenticate and deliver the certificates.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the “Mortgage Loan Schedule”).

As to each Mortgage Loan (except MERS loans, as described below), certain documents are required to be delivered to the Custodian in accordance with each applicable Sale and Servicing Agreement.  Such documents generally include the original mortgage note or (if the original is lost, and to the extent permitted by such Sale and Servicing Agreement), a copy of such mortgage note with applicable addenda and riders, endorsed in blank, without recourse, by the Seller, the original assignment of mortgage and any intervening related assignments, and any modification or assumption agreements, and may include other relevant documentation.

Certain of the Mortgage Loans have been registered with the Mortgage Electronic Registration System (“MERS”).  For these Mortgage Loans, the Custodian will not have original documentation.  Instead, the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

The Sale and Servicing Agreements generally provide that, if a document that should have been delivered to the Custodian is missing or defective, and that defect or missing document materially and adversely affects the value of the Mortgage Loan, the Seller must deliver the missing document or correct or cure the defect, as applicable, within 90 days of written notice of the defect.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents, may limit the ability of a Servicer to enforce a mortgagor’s obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans.  As noted above, if a loss would result from a missing or defective document, the Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trust Fund for any such loss.

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the applicable Sale and Servicing Agreement, each Seller made certain representations and warranties to GSMC in connection with the transfer of the Mortgage Loans as of the date of each such transfer.  In connection with the transfer of the Mortgage Loans to the Trust Fund, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trust Fund, will assign to the Trustee on behalf of the Issuing Entity all of its rights under the Sale and Servicing Agreements, including the benefit of the representations and warranties.  The following is a general  summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties made with respect to the Mortgage Loans in the related Sale and Servicing Agreement.  In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the Mortgage Loans.  Each representation made by the related Seller was made as of the date that it sold the Mortgage Loans to GSMC.  GSMC will bring down all loan level representations and warranties through the Closing Date.  In addition, GSMC will make the representation and warranty in clause (xxxiv) directly to the Trustee on behalf of the Issuing Entity, as of the Closing Date.

(i)

Mortgage Loan Schedule.  The information set forth in the Mortgage Loan schedule attached to the applicable Sale and Servicing Agreement is true and correct as of the relevant cut-off date;

(ii)

Payment History.  All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and no Mortgage Loan payment has been thirty days or more delinquent more than once in the twelve-month period preceding the closing date;

(iii)

No Outstanding Charges.  There are no defaults by the Seller in complying with the terms of the mortgage note or mortgage.  To the best knowledge of each Seller, all taxes and government assessments, insurance premiums, water, sewer and municipal charges due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(iv)

Original Terms Unmodified.  The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related Sale and Servicing Agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, and the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement.  No mortgagor has been released in whole or in part;

(v)

No Defenses.  The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(vi)

No Satisfaction of Mortgage.  The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii)

Validity of Documents.  The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms.  Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii)

Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with, and the Servicer will maintain and deliver upon demand evidence of such compliance; and all inspections, licenses and certificates required for the occupied portion of each Mortgaged Property have been obtained;

(ix)

Valid First Lien; No Mechanics’ Liens.  The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to the lien of current property taxes and other assessments not yet due and payable, covenants and conditions specified in the title insurance policy and other matters to which similar properties are commonly subject.  No mechanics’ liens or similar liens have been filed having the same priority as the lien of the related mortgage, which are not insured against by the applicable title insurance policy;

(x)

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xi)

Ownership.  The Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged.  Prior to the transfer by the Seller, the Seller had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xii)

Origination/Doing Business.  The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  All parties having an interest in the Mortgage Loan were in compliance with all applicable state licensing requirements where (1) the Mortgaged Property is located and any qualification requirements of Fannie Mae or Freddie Mac, or (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or their operating subsidiaries) or (5) not doing business in such state;

(xiii)

Title Insurance.  Each Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to Fannie Mae or Freddie Mac.  The related Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xiv)

Customary Provisions.  The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xv)

Occupancy.  At origination and to the best of the Seller’s knowledge, the Mortgaged Property was lawfully occupied under applicable law;

(xvi)

No Additional Collateral.  The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xvii)

Transfer of Mortgage Loans.  The assignment of mortgage for each Mortgage Loan that is not a MERS Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xviii)

Collection Practices; Escrow Deposits.  The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business and have been conducted in accordance with the terms of the related mortgage note and mortgage.  All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law;

(xix)

Mortgaged Property Undamaged; No Condemnation.  The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and, to the best of such Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(xx)

Insurance.  The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by the applicable federal insurer.  The mortgage obligates the mortgagor to pay the cost of maintaining such insurance;

(xxi)

Payment Terms.  The mortgage note is payable on the first day of each month, in equal monthly installments of principal and interest over a term of no more than thirty years; provided, that monthly installments of interest may change due to adjustments to the mortgage interest rate on interest rate adjustment dates.  No Mortgage Loan has a shared appreciation or other contingent interest feature;

(xxii)

No Defaults.  Except with respect to delinquencies identified on the Mortgage Loan schedule of the relevant agreement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

(xxiii)

Loan-to-Value Ratio.  The loan-to-value ratio of each Mortgage Loan was less than 125% at either the time of its origination or refinancing, as applicable;

(xxiv)

Primary Mortgage Insurance.  All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid.  Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy (unless an exception was made in the applicable Sale and Servicing Agreement) issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxv)

No Foreclosure.  No Mortgaged Property is subject to pending foreclosure proceedings or a written foreclosure agreement;

(xxvi)

No Mortgagor Bankruptcy.  To the best of the applicable Seller’s knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the relevant closing date and the Seller has not received notice that any mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxvii)

No Adverse Selection.  The applicable Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

(xxviii)

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Seller’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxix)

Deeds of Trust.  In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

(xxx)

The Appraisal.  The Mortgage Loan documents contain an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security of the Mortgaged Property; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Fannie Mae or Freddie Mac, as applicable;

(xxxi)

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act;

(xxxii)

No Additional Payments.  There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the mortgagor;

(xxxiii)

Comparable and Complete Mortgage Loan File.  Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(xxxiv)

HOEPA.  No Mortgage Loan is classified as “high cost” or “predatory” mortgage loans under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a “high cost” mortgage loan under any applicable federal or state laws;

(xxxv)

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

(xxxvi)

No Credit Insurance Policies.  No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies; and

(xxxvii)

Prepayment Penalty Term.  No Mortgage Loan originated on or after October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination.  No Mortgage Loan originated before October 1, 2002, will impose a prepayment premium for a term in excess of five years after its origination.

Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement.  Within the applicable time period under the related Sale and Servicing Agreement, the Seller will be required to cure such breach, and if such breach cannot be cured within such time period, the Seller will be required to repurchase the Mortgage Loan from the Trust Fund.  The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law.  None of the Sellers or the Servicers will have the right to substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred.  The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises.  GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust Fund.

If any defective Mortgage Loan is not repurchased by the Seller or GSMC, as applicable, and losses occur on such Mortgage Loan, such losses will be allocated to the class of certificates as described under “Credit Enhancements—Subordination” in this term sheet supplement.

None of the Servicers, Master Servicer, Securities Administrator, Trustee, Depositor or any of their respective affiliates has made the foregoing representations and warranties and none of them will have any obligation to repurchase a Mortgage Loan if the Seller or GSMC, as applicable, defaults on its obligation to repurchase a Mortgage Loan from the Trust Fund in connection with a breach of a representation and warranty or in connection with a defective document as described above.

In connection with its assignment of the Mortgage Loans to the Depositor, GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any person other than the Depositor, and the Depositor, in connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Issuing Entity will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee.  Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

STATIC POOL INFORMATION

The Sponsor

Information concerning the sponsor’s prior residential mortgage loan securitizations involving mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2006-OA1.”  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement.  Information under "Original Pool Characteristics" for each securitization is as provided in the related prospectus supplement, which may vary from the related actual initial pool balance.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this term sheet supplement.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention:  Jennifer Cohen, telephone number (212) 357-2280.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

Countrywide Home Loans, Inc.

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200608.  The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

IndyMac Bank, F.S.B.

Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2006-OA1” (the “IndyMac Bank, F.S.B. Static Pool Data”).  On this website, you can view summary pool information as of the applicable cut-off date for securitizations previously sponsored by IndyMac Bank and delinquency, cumulative loss and prepayment information as of each distribution date by securitization for the past five years or, since the applicable closing date for each securitization if the applicable closing date occurred less than five years from the date hereof.  Each of these securitizations is unique, and the characteristics of each securitized mortgage pool vary from each other as well as from the Mortgage Loans to be included in the issuing entity described herein.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond IndyMac Bank’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior securitizations is likely not indicative of the future performance of the Mortgage Loans.

This static pool data is not deemed a part hereof, the prospectus or the registration statement, of which the prospectus is a part, to the extent that the static pool data relates to:

•

Prior securitized pools of IndyMac Bank that do not include the mortgage loans and that were established before January 1, 2006; or

•

In the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

THE SPONSOR

The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC" or the "Sponsor").  GSMC is the parent of the Depositor and an affiliate of the Underwriter.

GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001.  The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001:

Year	Approximate Volume
2001	$0.4 billion
2002	$8.6 billion
2003	$7.8 billion
2004	$10.3 billion
2005	$16.8 billion
2006 (as of June 30)	$7.4 billion

For additional information regarding the Sponsor, see “The Sponsor” in the prospectus.

THE DEPOSITOR

The Depositor is GS Mortgage Securities Corp., a Delaware corporation.  The Depositor is a wholly-owned subsidiary of the Sponsor, GSMC, and is an affiliate of the Underwriter.  The Depositor will not have any business operations other than securitizing mortgage assets and related activities.  For additional information regarding the Depositor, see “The Depositor” in the prospectus.

THE ISSUING ENTITY

GSR Mortgage Loan Trust 2006- OA1, the Issuing Entity, will be formed on the Closing Date pursuant to the Trust Agreement.  The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates.  The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC” ) will act as Trustee.  DBNTC is a national banking association which has an office in Santa Ana, California.  DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area.  DBNTC also will act as a custodian of the mortgage files pursuant to the Trust Agreement.  DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991.  DBNTC will maintain the mortgage files in secure, fire-resistant facilities.  DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will keep them in shared facilities.  However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the Trust Fund.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders or as custodian.  DBNTC may perform certain of its obligations through one or more third party vendors.  However, DBNTC will remain liable for the duties and obligations required of it under the Trust Agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.  Otherwise, DBNTC has not participated in the preparation of such disclosure documents.

As compensation for its services as Trustee under the Trust Agreement, the Trustee will be entitled to an annual fee, which will be payable by the Securities Administrator from investment earnings on amounts on deposit in the Certificate Account.  The Trustee will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to assume, or appoint a successor servicer to assume, the servicing duties of such removed or resigned Servicer.

The Trust Agreement provides that the Trustee and any officer, employee or agent of the Trustee, or its designee, including in its capacity as successor Master Servicer, will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Trustee arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

The Trustee is eligible to serve as such under the Trust Agreement only so long as it is a corporation or banking association organized and doing business under the laws of the United States or any state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of fat least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor.  If no successor has been appointed and has accepted appointment within 60 days after the resignation of the Trustee, the resigning Trustee may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor.  The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights.  Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. ("Wells Fargo") will act as Securities Administrator under the Trust Agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees, as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor, the Originator and the Servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Trust Agreement, the Securities Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs, and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  Wells Fargo has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2006, Wells Fargo was acting as Securities Administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

The Securities Administrator will act as certificate registrar of the certificates.  The Depositor, the Sponsor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and Securities Administrator.  Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Trustee and the Servicers.

The Securities Administrator will receive, as compensation for acting in such capacity (the “Securities Administrator Fee”), the interest or other investment income, or a portion of the interest or other investment income, earned on funds on deposit in the Certificate Account pending distribution to certificateholders, after payment of the Trustee Fee.

The Trust Agreement provides that the Securities Administrator and any officer, employee or agent of the Securities Administrator will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Securities Administrator arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

For information, with respect to the Securities Administrator’s liability under the trust agreement and any indemnification that the Securities Administrator will be entitled to from the trust, see "The Master Servicer—Indemnification and Third Party Claims" in this term sheet supplement.

The Securities Administrator will be required to prepare and deliver a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

THE CUSTODIAN

The Custodian will act as custodian of the Mortgage Loans pursuant to one or more separate custodial agreements and, in such capacity, and pursuant to the Trust Agreement, will execute and deliver to the Securities Administrator and the Trustee, a custodial receipt representing that such Custodian possesses the mortgage loan files to which it agreed to act as custodian pursuant to such custodial agreement or custodial agreements, as the case may be.

The Custodian is responsible to hold and safeguard the applicable mortgage notes and other contents of the mortgage files on behalf of the Trustee, the Securities Administrator and the Certificateholders.

The Custodian will be required to prepare and deliver a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

THE MASTER SERVICER

General

Wells Fargo Bank will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Sale and Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer Events of Default under the terms of any Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting Servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicer will be required to prepare and deliver a compliance statement and a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo Bank will be entitled to receive the interest or investment income, or a portion of the interest or investment income, earned by it on amounts deposited in, or credited to, the Master Servicer Account (the “Master Servicing Fee”).  The remainder of any interest or investment income, if any, earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders.  In the event the Master Servicer, as successor servicer, assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (i) the Master Servicing Fee with respect to each Distribution Date, (ii) amounts necessary to reimburse itself for any previously unreimbursed Delinquency Advances and any Delinquency Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under “—Indemnification and Third Party Claims,” and (iv) any other amounts it is entitled to receive under the terms of the Trust Agreement.  The Master Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and will be entitled to reimbursement therefor from the successor servicer and/or the terminated servicer.  To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer will be reimbursed from the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, grounded upon, or resulting from a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement.  It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties.  Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement.  Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement.  The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement.  The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Master Servicer will be indemnified and held harmless from the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trustee on behalf of the Issuing Entity, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (ii) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement.  The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account.  Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described under “—Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment; provided, however, that the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund.

The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer will not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, nor will it delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, the Securities Administrator and the Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer.  If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement will thereafter be payable to such successor master servicer, but in no event will exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, will be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the mortgage loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

The Master Servicer shall not resign unless the Master Servicer’s duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured.  Any resignation of the Master Servicer shall be evidenced by an Opinion of Counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor.  No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer appointed by the Trustee shall have assumed, the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following shall constitute a “Master Servicer Event of Default” by the Master Servicer:  (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any Delinquency Advance required to be made by the Master Servicer as successor servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days; (g) an affiliate of the Master Servicer that performs any back-up servicing duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor; or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer, or any employee affiliate or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may, and upon direction from 51% of the certificateholders shall, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon direction from 51% of the certificateholders shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause.  Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer’s expense.  The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement, which transfer of duties must occur within 90 days of termination of the Master Servicer.

Reports by the Master Servicer

On or before the second business day preceding each Distribution Date, the Master Servicer shall, in accordance with the terms of the Trust Agreement, prepare and distribute to the Securities Administrator, or cause the Servicers to prepare and distribute to the Securities Administrator, certain reports related to the certificates and the Mortgage Loans.  See “Description of the Certificates—Reports to Certificateholders.” In addition, the Master Servicer will prepare and deliver certain other statements of compliance and reports on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

Assumption of Master Servicing by Trustee

In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor Servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the Depositor and the Rating Agencies.  The Trustee, its designee or any successor Master Servicer appointed by the Trustee will be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as master servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.  To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer will deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

THE SERVICERS

General

It is anticipated that the Mortgage Loans will initially be serviced by IndyMac Bank, F.S.B., Countrywide Home Loans Servicing LP, American Home Mortgage Servicing, Inc., Avelo Mortgage, L.L.C. and various other mortgage loan servicers (each, a “Servicer” and together, the “Servicers”).

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement as a result of the occurrence of unremedied Events of Default (as defined herein).  Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

The information provided below under “—Countrywide Home Loans Servicing LP” and “—IndyMac Bank” is provided for certain of the servicers that are unaffiliated with the Depositor and that are expected to service 20% or more of the Mortgage Loans.

Avelo Mortgage, L.L.C.

General

Avelo Mortgage, L.L.C. (“Avelo”) will be required to service the mortgage loans in accordance with a flow servicing agreement which will be assigned to the Trustee pursuant to an assignment, assumption and recognition agreement.  Avelo has provided the information below.

History

Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE:  GS).  Avelo is an affiliate of the Depositor and the Sponsor.  Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

Experience and Procedures of Avelo

Currently, Avelo’s servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second lien conventional mortgage loans.  Avelo’s servicing system, REALServicing, is able to service virtually any type of mortgage loan product.  In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

The REALServicing system is Avelo’s core loan servicing system.  It provides loan level detail of the mortgage accounts and interacts with all of Avelo’s related systems such as its customer service interactive voice response unit and customer service website.

All mortgage loans are serviced according to Avelo’s life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans.  The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers.  Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers; (iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online.  Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements and direct mail.  This contact is tailored to reflect the borrower’s payment habits, loan risk profile, and loan status.

Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs.  Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower.  The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process.  Avelo’s goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws.  The foreclosure process and local counsel are monitored for compliance and performance.  Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services.  Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

Size, Composition and Growth of Avelo’s Portfolio of Serviced Assets

Currently, Avelo’s servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second lien conventional mortgage loans.  Avelo’s servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then.  As of July 31, 2006, Avelo is servicing approximately $4,091,902,964.31 of mortgage loans.

Avelo Rating Information

Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody’s.  In addition, Avelo has been approved as a servicer for Fannie Mae and Freddie Mac.

Changes to Avelo’s Policies and Procedures

Avelo has formulated and will continue to update its servicer policies and procedures.  Avelo’s servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

Countrywide Home Loans Servicing LP

General

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this term sheet supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires.  In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production.  The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Six Months Ended June 30,
	Ten Months
	Ended
	December 31,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	353,101
Volume of Loans	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675	$ 69,363
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.5%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	322,108
Volume of Loans	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217	$ 100,537
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	45.7%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	43,381
Volume of Loans	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 10,712	$ 6,192
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	348,542
Volume of Loans	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706	$ 23,524
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	127,162
Volume of Loans	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637	$ 20,411
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.3%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,194,294
Volume of Loans	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947	$ 220,027
Average Loan Amount	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000	$ 184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	54%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	49%

_________

(1)

Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing.  Countrywide Servicing has established standard policies for the servicing and collection of mortgages.  Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing.  The statement details all debits and credits and specifies the payment due.  Notice of changes in the applicable loan rate is provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures.  When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor.  In most cases, deficiencies are cured promptly.  Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property.  Foreclosure proceedings may be terminated if the delinquency is cured.  Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings.  The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located.  During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing.  After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

IndyMac Bank, F.S.B.

IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998.  As of the date of this term sheet supplement, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody’s, “SQ2” as a primary servicer of prime and subprime first lien mortgage loans and “SQ3” as a special servicer and (z) by S&P, “above average/stable” as a primary servicer and “average/stable” as a master servicer and special servicer.

IndyMac Bank will be responsible for servicing the Mortgage Loans serviced by it in accordance with the terms set forth in the applicable servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by IndyMac Bank for itself or others.  IndyMac Bank has agreed to represent and protect the interest of the trustee in the Mortgage Loans serviced by IndyMac Bank in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan serviced by IndyMac Bank.  As of December 31, 2003, December 31, 2004 and December 31, 2005, IndyMac Bank provided servicing for approximately $30.77 billion, $50.22 billion and $84.50 billion, respectively, in conventional mortgage loans owned by others.

IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

If any servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise.  Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer.

Servicing Compensation and the Payment of Expenses

A servicing fee for each Mortgage Loan will be payable to each Servicer at the Servicing Fee Rate.  The “Servicing Fee Rate” is the per annum rate at which the servicing fee accrues on the principal balance of each Mortgage Loan.  The Servicing Fee Rates will be as described in the Prospectus Supplement.  The rights of the Servicers to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders.  The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related collection account.

Collection and Other Servicing Procedures

The various mortgagors are generally required to make scheduled payments of principal and/or interest (“Scheduled Payments”) to the Servicers due on the Mortgage Loans.  Each applicable Sale and Servicing Agreement generally requires the related Servicer to proceed diligently to collect all payments due under the Mortgage Loans and in substance to service the Mortgage Loans according to servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are consistent with the federal Real Estate Settlement Procedures Act and applicable state law and accepted servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans.

Each Servicer will be required to deposit in a collection account on a daily basis, amounts collected on the Mortgage Loans and other amounts that will be listed in the prospectus under “Credit Enhancement—Reserve and Other Accounts.”  Each applicable Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated not less than “A-1” by S&P and “Prime-1” by Moody’s Investors Service, Inc., or whatever ratings satisfy rating requirements of any rating agency that rates any of the certificates.

Pursuant to each applicable Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an “Escrow Account”) into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums and other comparable items.  Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the related Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account.  Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will be obligated to make advances to such accounts when a deficiency exists in such accounts.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

The Servicers will be required to cause each mortgagor to maintain for each Mortgage Loan hazard insurance such that all buildings on the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae and Freddie Mac or conforming to the related underwriting guidelines, as applicable, against loss by fire and other hazards, with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan.  If a hazard insurance policy is in danger of being terminated, or if the insurer ceases to be acceptable, the related Servicer will be required to notify the related mortgagor and the Securities Administrator, and will use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, may a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Servicers will be required to verify that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended.

The Servicers are required to maintain hazard and flood insurance on any property acquired following foreclosure as to which a Realized Loss has not yet been taken similar to the insurance required above, as well as liability insurance.  A Servicer may satisfy its obligation to maintain the foregoing insurance by obtaining a blanket policy on all of the Mortgage Loans that it services, which policy satisfied the requirements set forth above.

All policies are required to name the related Servicer or the Trustee as loss payee and shall be endorsed with standard or union mortgagee clauses, which shall provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Compliance

In addition, during or prior to March of each year, commencing with March 2007, each Servicer and the Master Servicer will be required to deliver to the Depositor an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on such review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

In addition, during or prior to March of each year, commencing with March 2007, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, the Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an “Assessment of Compliance”) that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) applicable to such party that contains the following:

(a)

a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)

a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)

the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year provided, however, the Custodian will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the applicable Sale and Servicing Agreement.

Servicer Events of Default

Events of default (“Events of Default”) under each applicable Sale and Servicing Agreement will occur if:

(i)

the Servicer fails to remit any required payments under the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of three business days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(ii)

the Servicer fails to transmit reports and certifications to the Master Servicer as required under the relevant Sale and Servicing Agreement;

(iii)

the Servicer fails to observe or perform in any material respect any covenant or agreement in the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(iv)

the Servicer fails to maintain its license to do business in any jurisdiction where any Mortgaged Property is located and such license is required;

(v)

certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the Servicer which are not discharged or stayed within 60 days, or the Servicer takes certain actions indicating its insolvency;

(vi)

the Servicer admits in writing its inability to pay its obligations as they become due;

(vii)

the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; and

(viii)

the Servicer attempts to assign the relevant Sale and Servicing Agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such Sale and Servicing Agreement.

Rights upon Events of Default

So long as a “Servicer Event of Default” under any Sale and Servicing Agreement as described in the preceding paragraph remains unremedied, the Master Servicer may, and at the direction of the certificateholders evidencing not less than 51% of the voting rights, shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the related Sale and Servicing Agreement.  On the effective date of the notice of termination and pursuant to the Trust Agreement, if no successor servicer is willing or able to assume servicing duties under the relevant Sale and Servicing Agreement, the Master Servicer will succeed to all of the responsibilities, duties and liabilities of such Servicer under the applicable Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements.  There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer, nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period.  In the event the Master Servicer is unwilling or unable to serve as successor Servicer, or if the certificateholders evidencing not less than 51% of the voting rights request in writing, the Master Servicer shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the Rating Agencies, having a net worth of at least $25,000,000 and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such Servicer under such Sale and Servicing Agreement.  Pending such appointment, the Master Servicer is obligated to act in such capacity.  Any successor servicer will be entitled to the same servicing compensation as the predecessor Servicer.  In addition, certificateholders evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; however, an Event of Default with respect to a Servicer’s obligation to make Servicing Advances or Delinquency Advances or any other Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Event of Default.

Certain Matters Regarding the Servicers

Pursuant to the applicable Sale and Servicing Agreement, a Servicer may not assign a Sale and Servicing Agreement or the servicing thereunder, or delegate all or any portion of its rights or duties under such Sale and Servicing Agreement, or sell or otherwise dispose of all of its property or assets without the prior written consent of the Trustee.

A Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except by mutual consent of such Servicer and the Trustee or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such Servicer.  Any such determination permitting the resignation of a Servicer must be evidenced by an opinion of counsel delivered to the Trustee, and in form and substance acceptable to the Trustee.  No such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

Each Sale and Servicing Agreement provides that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, so long as such entity is a Fannie Mae/Freddie Mac approved servicer.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer under the related Sale and Servicing Agreement either assigns such agreement or the servicing responsibilities thereunder or delegates all or any portion of its duties thereunder or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Trustee, then the Trustee will have the right to terminate such Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Sale and Servicing Agreements provide that neither the Servicers nor any of its directors, officers, employees or agents will have any liability to the Trust Fund for any action taken or for refraining from taking any action in good faith pursuant to the applicable Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such person against any breach of warranties or representations made in the related Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement.  The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with the applicable Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that a Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto.  In such event, the Servicer shall be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action.

With respect to the applicable Sale and Servicing Agreement, such Servicer will be indemnified and held harmless from the Trust Fund against any and all losses that it may sustain as a result of any act or omission on the part of the Trustee on behalf of the Trust Fund.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement.  The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates.  The Offered Certificates (as defined below) will not be issued unless they receive the rating or ratings from two or more of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch” and, together with S&P and Moody’s, the “Rating Agencies”) indicated in the term sheet.  On or about August 24, 2006 (the “Closing Date”), the Offered Certificates, other than the Subordinate Certificates indicated in the term sheet, will qualify as “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Each Sale and Servicing Agreement obligates the related Servicer to make advances when payments on the Mortgage Loans are delinquent and such Servicer determines that certain other conditions are satisfied, as described in this term sheet supplement under “—Advances.”  If a Servicer fails to make such Advances, then the Master Servicer or the Trustee, in its capacity as successor master servicer, or another successor master servicer, will be obligated to make such Advances to the extent described in the Trust Agreement.

The Mortgage Pass-Through Certificates, Series 2006-OA1 will consist of the classes indicated in the prospectus supplement.

Collectively, the certificates will represent the ownership of the property in the Trust Fund.  Legal title to the property of the Trust Fund will be held by the Trustee.  Only the “Senior Certificates”, the “Senior Subordinate Certificates” and, if specified in the final term sheet and/or the prospectus supplement, the “Residual Certificates” (together with the Senior Certificates and the Senior Subordinate Certificates, the “Offered Certificates”) will be offered by the prospectus supplement.  The “Junior Subordinate Certificates,” if any, will not be offered hereby.  The Senior Subordinate Certificates together with the Junior Subordinate Certificates, if any, are sometimes referred to herein as the “Subordinate Certificates.”  The certificates with Pass-Through Rates based on One-Month LIBOR plus a specified margin, as described in the final term sheet, are sometimes referred to herein as the “LIBOR Certificates.”  The certificates with Pass-Through Rates based on COFI plus a specified margin, as described in the final term sheet, are sometimes referred to herein as the “COFI Certificates.”  If so described in the final term sheet and/or the prospectus supplement, certain of the certificates may sometimes be referred to as the “Super Senior Certificates.”  If so described in the final term sheet and/or the prospectus supplement, certain of the certificates may sometimes be referred to as the “Senior Support Certificates.”

 The “Class Principal Balance” for any Distribution Date and for any class of certificates (other than any Interest Only Certificates (as defined below)) will equal the aggregate amount of principal to which it is entitled as of the Closing Date, reduced by all distributions of principal (other than reimbursements of Realized Losses) to that class, if and to the extent provided in any final term sheet for a class of certificates and/or the prospectus supplement, and all allocations of losses required to be borne by that class before that Distribution Date and increased by the amount of any Subsequent Recoveries allocated to that class.  The “Certificate Principal Balance,” for any individual certificate, will be the portion of the corresponding Class Principal Balance that it represents.

It is possible that a certain class or classes of certificates (the “Interest Only Certificates”) will be issued from the Trust Fund.  These certificates will not have a Class Principal Balance, but will only have a notional amount.  The “Notional Amount” for any Distribution Date and any class of Interest Only Certificates will be equal to an amount equal to the aggregate Class Principal Balance of certain of the other Offered Certificates, as described in the term sheet and the prospectus supplement, if applicable.

The Senior Certificates (other than any Interest Only Certificates) will each be issued in minimum denominations of not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount.  Certain of the Subordinate Certificates may each be issued in minimum denominations equivalent to not less than $100,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount; certain other of the Subordinate Certificates may each be issued in minimum denominations equivalent to not less than $250,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount.  Any Interest Only Certificates, if offered, may be offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000.  With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000.  Each class of the Residual Certificates, if offered, will be issued in a combined, registered, certificated form in a single denomination representing a 99.99% percentage interest in the residual interest in each related REMIC.  The remaining 0.01% percentage interest of each class of Residual Certificates will be sold to the Securities Administrator.

Distributions on a group of classes of certificates (each, a “Certificate Group”) will generally be based on payments received or advanced on the Mortgage Loans in the related Loan Group and groups of Loan Groups may, collectively be grouped together as a “Track.”  Distributions on a Track of Subordinate Certificates may be based on payments received or advanced in respect of all of the Mortgage Loans relating to a Track Loan Group.

With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates (other than any Interest Only Certificates) will be 100% and will be allocated among the classes of those certificates in the proportion that the aggregate Class Principal Balance of a class then outstanding bears to the aggregate Class Principal Balance of all certificates then outstanding.  If Interest Only Certificates are issued, then the percentage described in the preceding sentence will be 99% instead of 100%, and with respect to any date of determination, the percentage of all the voting rights allocated among holders of any Interest Only Certificates will be 1%. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances, or Notional Amount, of those certificates.

Distributions will be made to certificateholders of record on the last business day of the Interest Accrual Period for each class related to the applicable Distribution Date (the “Record Date”).  All distributions will be made either (1) by check mailed to the address of each certificateholder as it appears in the certificate register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Offered Certificates (other than the Residual Certificates, if offered), by wire transfer of immediately available funds to the account of the certificateholder at a bank or other entity having appropriate facilities, if the holder has so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and the holder is the registered owner of Regular Certificates with an initial principal amount of at least $1,000,000.  The Securities Administrator may charge the holder a fee for any payment made by wire transfer.  Final distribution on the certificates will be made only upon surrender of the certificates at the offices of the Securities Administrator or other certificate registrar set forth in the notice of such final distribution.

Distributions

Beginning on September 25, 2006, and on the 25th day of each month thereafter, or if the 25th day is not a business day, on the next succeeding business day (each, a “Distribution Date”) thereafter, after reimbursement of any Advances to a Servicer (or the Master Servicer as successor servicer, or the Trustee in its capacity as successor servicer, if such Advance is not made by the Servicer), distributions will be made, to the extent of funds available therefor, in the order and priority described in the prospectus supplement which, generally, will be as described in the term sheet.

In the event that an optional purchase of the Loans or a Track of Loans occurs, in either case as described in the section below entitled “—Optional Purchase,” the amount of any Fair Market Value Excess (as defined below) will be distributed to certain of the Residual Certificates, in each case in accordance with the provisions of the Trust Agreement.

The formula for calculating the applicable interest rate for each class of the offered certificates on any Distribution Date will be set forth in the term sheet and in the footnotes to the table on the cover of the prospectus supplement.  The “Net Rate” for each Mortgage Loan for each Distribution Date is equal to its per annum mortgage interest rate as of the Due Date in the prior calendar month, less (a) the Servicing Fee Rate (as defined herein) and (b) the Lender Paid Mortgage Insurance Rate, if applicable.  The “Lender Paid Mortgage Insurance Rate” means, with respect to certain of the Mortgage Loans, the per annum rate that represents the portion of the interest payment due from the related borrower that will be used by the related Servicer to pay the premium for the required primary mortgage guaranty insurance policy.  “Accrued Certificate Interest” with respect to any class of certificates on each Distribution Date will equal (1) the product of (a) the Pass-Through Rate for such class, (b) a fraction, the numerator of which is the number of days in the related Interest Accrual Period (in the case of the LIBOR Certificates) or 30 (in the case of the COFI Certificates) and the denominator of which is 360 and (c) the applicable Class Principal Balance plus (2) interest accrued but not paid on prior Distribution Dates.  Accrued Certificate Interest is subject to reduction for certain interest shortfalls as described below.  The “Interest Accrual Period” with respect to any Distribution Date will be (i) the calendar month preceding the current Distribution Date, calculated on the basis of a 360-day year consisting of twelve thirty-day months or (ii) the prior distribution date (or the Closing date in the case of the first interest accrual period) to the day preceding the current distribution date, calculated on the basis of a 360-day year and an actual number of days elapsed.  As to any class of certificates, the Class Principal Balance as of the close of business on each Distribution Date will equal the initial Class Principal Balance of such class reduced by all principal payments (other than reimbursements of Realized Losses) previously distributed to such class and all Realized Losses previously allocated to such class.

The “Group Subordinate Amount” as to any Distribution Date and the Mortgage Loans in any particular Loan Group, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in that Loan Group for the preceding Distribution Date over the aggregate Class Principal Balance of the Senior Certificates related to that Loan Group after giving effect to distributions on that preceding Distribution Date.

Each Servicer is obligated to remit to the Master Servicer from the Servicer’s own funds, who will remit to the Securities Administrator, before each Distribution Date, an amount necessary to compensate the Trust Fund for interest not earned on the Mortgage Loans as a result of prepayments (“Compensating Interest”); provided, however, that, generally, the Compensating Interest to be paid by the Servicer is limited to, (i) with respect to certain of the Servicers, the lesser of one-half of (a) the related servicing fee or (b) the aggregate servicing fee actually received for such month for the Mortgage Loans or (ii) with respect to certain other of the Servicers, their respective servicing fee or a portion thereof, and may not fully compensate certificateholders for such lost interest.  Any such deficiency will constitute a prepayment interest shortfall (each, a “Prepayment Interest Shortfall”).  See “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement.  Any Prepayment Interest Shortfalls not covered by Compensating Interest will be allocated pro rata to each class of Senior Certificates related to the Loan Group in which the prepayments occurred and the related classes of Subordinate Certificates in proportion to the amount of interest to which each such class of related Senior Certificates would otherwise be entitled and the interest that would be payable to a portion of the Subordinate Certificates equal to the related Group Subordinate Amount, in each case in reduction of that amount.  Interest shortfalls attributable to the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws, are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Any modifications of the mortgage interest rate on any Mortgage Loan in connection with a mortgagor bankruptcy will not affect the calculation of the weighted average Net Rate of the Mortgage Loans as a whole or for any Loan Group.  Interest shortfalls attributable to such a modification are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Administration Fees

Funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the servicing fee payable on each Mortgage Loan and compensation payable to the Master Servicer and the Trustee.  On each Distribution Date, the Securities Administrator, the Master Servicer, the Servicers and the Trustee will be entitled to their fee, expenses and indemnification amounts prior to the certificateholders receiving any distributions.  The servicing fee for any Distribution Date for any Mortgage Loan will be an amount equal to one-twelfth of the servicing fee rate, on the Stated Principal Balance of such Mortgage Loan.  The servicing fee rates generally represent the rates expected for the Mortgage Loans and the actual servicing fee rates for the Mortgage Loans may exceed these rates, for example, the servicing fee rate for certain Mortgage Loans serviced by Countrywide may increase in the future to a per annum servicing fee rate of 0.375%.  The servicing fee rates are more fully described in the Prospectus Supplement.

Priority of Distributions among Certificates

As more fully described in the final term sheet and/or the prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

(1)

to interest on each class of Offered Certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest, Principal and Excess Cash Flow”;

(2)

to principal on the classes of Offered Certificates and Residual Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest, Principal and Excess Cash Flow”;

(3)

to unpaid interest on the classes of Offered Certificates in the order and subject to the priorities set forth below under “—Distributions of Interest, Principal and Excess Cash Flow”;

(4)

to deposit into the Excess Reserve Fund Account (as defined herein) to cover any Basis Risk Carry Forward Amount;

(5)

certain amounts of interest and principal to the Class X certificates; and

(6)

any remaining amounts to the Residual Certificates;

in each case, subject to certain limitations set forth below under “—Distributions of Interest, Principal and Excess Cash Flow.”

Distributions of Interest, Principal and Excess Cash Flow

For any Distribution Date, the “Pass-Through Rate” for each class of Offered Certificates will be a per annum rate equal to the lesser of (i) either One-Month LIBOR plus a specified margin or COFI plus a specified margin, in each case as specified in the final term sheet and/or the prospectus supplement related to a class of certificates and (ii) the Net Rate Cap (as defined below).

The “Net Rate Cap” for any Distribution Date will be the lesser of (i) the Net WAC Cap Rate (as defined below) and (ii) the Available Funds Rate (as defined below).

The “Net WAC Cap Rate” for any Distribution Date will be a per annum rate (which will not be less than zero) equal to the weighted average of the net mortgage rates of the Mortgage Loans in effect for the scheduled payments due on such Mortgage Loans during the related Due Period and, in the case of the LIBOR Certificates, multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.  For the Class A Certificates, the Net WAC Cap Rate will be determined based on the Mortgage Loans in the related Loan Group and for the Class M Certificates, based on the Mortgage Loans in all Loan Groups, weighted on the basis of the Group Subordinate Amount.

The “Available Funds Rate” for any Distribution Date will be a per annum rate equal to the product of (x) the Interest Remittance Amount plus full and partial prepayment amounts received on the Mortgage Loans and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior Due Date) and, in the case of the LIBOR Certificates, multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.  For the Class A Certificates, the Available Funds Rate will be determined based on the Mortgage Loans in the related Loan Group and for the Class M Certificates, based on the Mortgage Loans in all Loan Groups, weighted on the basis of the Group Subordinate Amount.  Holders of a class of certificates subject to the Available Funds Rate for any Distribution Date will be entitled to receive the resulting Interest Carryforward Amount from amounts received from excess cash flow, if any, in future periods.

The “Interest Carryforward Amount” for any Distribution Date and any class of Certificates, is the sum of (a) the excess, if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Net WAC Cap Rate over (ii) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and (b) interest on the amount calculated pursuant to clause (a), calculated at the then applicable Pass-Through Rate for such class.

On each Distribution Date, distributions in reduction of the Class Principal Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount.  The “Principal Distribution Amount” for each Distribution Date will equal the lesser of (x) the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount (as defined herein) for that Distribution Date and (y) the excess of the Available Funds over the Accrued Certificate Interest for each class of Offered Certificates for that Distribution Date.

Distributions will be determined in part based on the performance of individual Loan Groups.

On each Distribution Date, the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the Certificate Account specified below in the following order of priority:

(i)

to the holders of each class of Offered Certificates in the following order of priority:

(a)

concurrently, from the Available Funds related to each Loan Group, to the related Senior Certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for such certificates, allocated  pro rata based on their entitlement to those amounts; provided that if the Available Funds for any group of Mortgage Loans is insufficient to make such payments, any Available Funds relating to any other group of Mortgage Loans remaining after making the related payments to the related certificates will be available to cover that shortfall; and

(b)

from any remaining Available Funds, to the Class M Certificates, if any, sequentially, in ascending numerical order, the related Accrued Certificate Interest for each such class for that Distribution Date;

 (ii)

(A)

on each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates and Residual Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

(a)

concurrently, to any classes of Residual Certificates, pro rata, from principal payments related to a specified group of Mortgage Loans, until their respective Class Principal Balances have been reduced to zero;

(b)

to the Class A Certificates, allocated among those classes as described under “—Allocation of Principal Payments to Class A Certificates” below, until their respective Class Principal Balances have been reduced to zero; and

(c)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Principal Balances have been reduced to zero;

(B)

on each Distribution Date (x) on and after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

(a)

to the Class A Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under “—Allocation of Principal Payments to Class A Certificates” below, until their respective Class Principal Balances have been reduced to zero;

(b)

to the Class M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(c)

to the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(d)

to the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(e)

to the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(f)

to the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class M-4 Certificates in clause (ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(g)

to the Class M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above and (y) the Class M-6 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(h)

to the Class M-7 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above and to the Class M-6 Certificates in clause (ii)(B)(g) above and (y) the Class M-7 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(i)

to the Class M-8 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above and to the Class M-7 Certificates in clause (ii)(B)(h) above and (y) the Class M-8 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero; and

(j)

to the Class M-9 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above and to the Class M-8 Certificates in clause (ii)(B)(i) above and (y) the Class M-9 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(iii)

any Available Funds remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

(a)

to the holders of the Offered Certificates in respect of principal, the Extra Principal Distribution Amount (in the order of priority for such classes set forth in clause (i) above), until the targeted overcollateralization amount has been achieved;

(b)

if and to the extent that the Available Funds distributed pursuant to clause (i) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any Unpaid Interest Amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M Certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in clause (i) above;

(c)

to the holders of the Class M-1 Certificates, any Unpaid Interest Amount for that class;

(d)

to the holders of the Class M-2 Certificates, any Unpaid Interest Amount for that class;

(e)

to the holders of the Class M-3 Certificates, any Unpaid Interest Amount for that class;

(f)

to the holders of the Class M-4 Certificates, any Unpaid Interest Amount for that class;

(g)

to the holders of the Class M-5 Certificates, any Unpaid Interest Amount for that class;

(h)

to the holders of the Class M-6 Certificates, any Unpaid Interest Amount for that class;

(i)

to the holders of the Class M-7 Certificates, any Unpaid Interest Amount for that class;

(j)

to the holders of the Class M-8 Certificates, any Unpaid Interest Amount for that class;

(k)

to the holders of the Class M-9 Certificates, any Unpaid Interest Amount for that class;

(l)

to the holders of the Offered Certificates, in the same order and priority in which Accrued Certificate Interest is allocated among such classes of certificates, with the allocation to the Class A Certificates being allocated pro rata based on their Class Principal Balances, any Prepayment Interest Shortfalls for such Distribution Date and any such amounts remaining unpaid from prior Distribution Dates, plus interest thereon calculated at the Pass-Through Rate;

(m)

to the holders of the Class A Certificates, pro rata among such classes based on their entitlement to those amounts, and then to the holders of the Class M Certificates, in the order of priority for such classes set forth in clause (i) above, any Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;

(n)

to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

(o)

from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, to the holders of the Offered Certificates, an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A Certificates being allocated pro rata based on their Class Principal Balances;  provided that if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts;

(p)

to the holders of the Class X Certificates, those amounts as set forth in the Trust Agreement; and

(q)

to the holders of the Residual Certificates, any remaining amount as set forth in the Trust Agreement.

On each Distribution Date, the Securities Administrator will be required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the Mortgage Loans received by the servicers during the related Prepayment Period and remitted to the Securities Administrator.

“Prepayment Period” means, with respect to any Distribution Date and the Mortgage Loans (a) serviced by IndyMac, the 2nd day of the prior month through the 1st day of the month in which the Distribution Date occurs and (b) serviced by Countrywide Servicing, American Home and Avelo, the calendar month immediately preceding the month in which the Distribution Date occurs.

Allocation of Principal Payments to Class A Certificates

All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated among the Senior Certificates related to each Loan Group (each a “Class A Certificate Group”) based on the Class A Principal Allocation Percentage applicable to each Class A Certificate Group for that Distribution Date.  However, if the Class Principal Balances of the Class A Certificates in either Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the Class A Certificates in the other Class A Certificate Group remaining outstanding in accordance with the principal allocation priorities set forth below.

Any payments of principal to a Class A Certificate Group will be made first from payments on the Mortgage Loans in the related Loan Group.

Unless otherwise specified in the related final term sheet and/or prospectus supplement, any principal distributions allocated to a Class A Certificate Group are generally required to be distributed pro rata to the related Senior Certificates, based on their respective Class Principal Balances, until their Class Principal Balances have been reduced to zero.  However, so long as a Sequential Trigger Event (as defined herein) is in effect, (i) principal distributions to certain classes of Senior Certificates may be allocated sequentially, to such classes of certificates, in the order specified in the related final term sheet and/or prospectus supplement, until their respective Class Principal Balances have been reduced to zero.  A “Sequential Trigger Event” means, if (x) on any Distribution Date before the 25th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date exceeds 0.20%, or (y) on any Distribution Date on or after the 25th Distribution Date, a Trigger Event is in effect.

Notwithstanding the foregoing, in the event that the Class Principal Balances of the Subordinate Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A certificates, based on their respective Class Principal Balances, except that so long as a Sequential Trigger Event is in effect principal allocated to certain classes of Senior Certificates will instead, to the extent specified in the related final term sheet and/or prospectus supplement, be allocated sequentially to such classes of certificates, in the order specified in the related final term sheet and/or prospectus supplement, until their respective Class Principal Balances have been reduced to zero.

If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Principal Balance of the Offered Certificates plus the Interest Carryforward Amount exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date, the Class Principal Balance of the applicable Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates may be reduced, in inverse order of seniority (beginning with the Class M-9 Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero, in each case, after reduction of the related Interest Carryforward Amount.  See “Description of the Certificates—Subordination and Allocation of Losses.”  In the event of any such reduction of such Class Principal Balance, such reduction is referred to as an “Applied Realized Loss Amount.”  In the event Applied Realized Loss Amounts are allocated to any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, their Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts, Prepayment Interest Shortfalls or Interest Carryforward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.  Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related Mortgaged Property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Principal Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates).  Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state or local statute (each, a “Relief Act Shortfall”) and any Prepayment Interest Shortfalls not covered by Compensating Interest will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date and thereafter as a reduction to the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date.  The holders of the Offered Certificates will not be entitled to reimbursement for the allocation of any Relief Act Shortfall described in the preceding sentence.

A “Liquidated Mortgage Loan” is a Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

“Liquidation Proceeds” means amounts, other than insurance proceeds and condemnation proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO property pursuant to the applicable Sale and Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.  The establishment of One-Month LIBOR on each such date by the Securities Administrator and its calculation of the interest rate applicable to each class of LIBOR Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Calculation of COFI

For each Distribution Date, the COFI Loan Index used to determine the interest rate on the COFI Certificates will be the most recently available COFI at the beginning of the related Interest Accrual Period.

Excess Reserve Fund Account

The “Basis Risk Payment” for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date.  However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X Certificates.

If, on any Distribution Date, the Pass-Through Rate for any class of Offered Certificates is based upon the Net Rate Cap, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR or COFI plus the related Margin, over (ii) Accrued Certificate Interest for that class calculated assuming the Net Rate Cap being equal to the Net WAC Cap Rate is the “Basis Risk Shortfall.”

With respect to any Distribution Date and any class of Offered Certificates, the “Basis Risk Carry Forward Amount” will be an amount equal to the amount of the related Basis Risk Shortfall on that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Excess Cash Flow, calculated at the then applicable Pass-Through Rate for such class, without giving effect to the Net Rate Cap.

Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, with respect to such Distribution Date (as described in the prospectus supplement).  In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts, Prepayment Interest Shortfalls or Interest Carryforward Amounts for that class of certificates.

In the event the Class Principal Balance of any class of Offered Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts, Prepayment Interest Shortfalls or Interest Carryforward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Class Principal Balance is increased as a result of any Subsequent Recovery.  The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount or Prepayment Interest Shortfalls.

Pursuant to the Trust Agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, to be held in trust as part of the Trust Fund, by the Securities Administrator.  The Excess Reserve Fund Account will not be an asset of any REMIC.  Funds in the Excess Reserve Fund Account will be held in trust for the regular certificateholders for the uses and purposes set forth in the Trust Agreement.  Holders of the Offered Certificates will be entitled to receive payments, to the extent described in the prospectus supplement, from the Excess Reserve Fund Account pursuant to the Trust Agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates.  Amounts on deposit in the Excess Reserve Fund Account will not be invested.  The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X Certificates.  Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

Subordination and Allocation of Losses

The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this term sheet supplement.  The support provided by the Subordinate Certificates to the related Senior Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such related Senior Certificates protection against certain losses.  The protection afforded to the Senior Certificates by the related Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of Realized Losses to the related Subordinate Certificates.  In addition, if a Sequential Trigger Event is in effect, any Senior Support Certificates will provide credit support to the related Super Senior Certificates, if any, as described under “Description of the Certificates— Allocation of Principal Payments to Class A Certificates,” if applicable.

In addition, each class of Subordinate Certificates will be subordinate to each class of related Subordinate Certificates with a lower numerical class designation.  The protection afforded a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those related classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations and by the allocation of Realized Losses to the related Subordinate Certificates in reverse order of numerical designation.

A “Realized Loss” on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from the disposition of such Mortgage Loan.  Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust Fund and modifications of defaulted Mortgage Loans.

Realized Losses realized during any calendar month will be allocated on each Distribution Date first, to Net Monthly Excess Cashflow; second, by a reduction in the Overcollateralized Amount until reduced to zero; and third, to the related Subordinate Certificates in reverse numerical order, in each case first, in reduction of the related Interest Carryforward Amount (without taking into account interest payable thereon), if any, that is outstanding with respect to such class of certificates; and second, in reduction of the related Class Principal Balance, until the Class Principal Balance of each such class has been reduced to zero.  If applicable, because, for example, the Track 1 Subordinate Certificates represent interests in certificates related to the Track 1 Loan Group, the Class Principal Balances of the Track 1 Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups in the Track 1 Loan Group.  Therefore, the allocation to the Track 1 Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group in the Track 1 Loan Group will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group in the Track 1 Loan Group which did not incur the loss.  If the Class Principal Balances of all of the Track 1 Subordinate Certificates have been reduced to zero, Realized Losses on the Mortgage Loans will not be allocated to any Senior Certificates.  The same concepts described in this paragraph would be applicable to other Tracks, if any.

Amounts received in respect of principal on a Mortgage Loan that has previously been allocated as a Realized Loss to a class of certificates (“Subsequent Recoveries”) will be treated as a principal prepayment.  In addition, the Class Principal Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance.

Overcollateralization Provisions

The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Offered Certificates, to the limited extent described below.  Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related Mortgage Loans.  The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates as described above on any Distribution Date will be paid as set forth in the Trust Agreement and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts, Interest Carryforward Amounts, or Prepayment Interest Shortfalls.

With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans for that Distribution Date over (b) the aggregate Class Principal Balance of the Offered Certificates as of that date (after taking into account distributions of principal on those certificates on that Distribution Date) and (c) the aggregate amount of Interest Carryforward Amounts, if any, that are payable to any Offered Certificates as a result of Net Deferred Interest is the “Overcollateralized Amount” as of that Distribution Date.  The Trust Agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an “Overcollateralization Deficiency”).  Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an Extra Principal Distribution Amount.  The required level of the Overcollateralized Amount with respect to a Distribution Date is the Specified Overcollateralized Amount and is set forth in the definition of Specified Overcollateralized Amount below.  As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers.  If a Trigger Event occurs, the Specified Overcollateralized Amount may not “step down.”  Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect (to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount).

In the event that a Specified Overcollateralized Amount is permitted to decrease or “step down” on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount (as defined herein) otherwise exists, the Trust Agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will be distributed to the holders of the Class X Certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts, Interest Carryforward Amounts or Prepayment Interest Shortfalls to the Offered Certificates) until the Excess Overcollateralized Amount is reduced to zero.  This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the related Overcollateralized Amount.  With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the “Excess Overcollateralized Amount” with respect to that Distribution Date.  If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will instead be distributed to the holders of the Class X Certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts, Interest Carryforward Amounts or Prepayment Interest Shortfalls to the Offered Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (as defined herein) (referred to as the “Overcollateralization Reduction Amount” for that Distribution Date).  The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Offered Certificates.

Definitions Related to Priority of Distributions and Overcollateralization

“Available Funds” means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator on behalf of the Trustee, with respect to the Mortgage Loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodian and the Trustee, if any, payable with respect to that Distribution Date:  (i) the aggregate amount of scheduled payments on the Mortgage Loans due on the Due Date in the related Due Period and received by the Servicers on or prior to the related Determination Date, after deduction of the related servicing fees in respect of prior Distribution Dates and the other components of the Servicing Fee Rate for that Distribution Date, together with any related Delinquency Advances for that Distribution Date, (ii) certain unscheduled payments in respect of the Mortgage Loans received by the Servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of Prepayment Interest Shortfalls for that Distribution Date, (iv) the proceeds from repurchases of Mortgage Loans received with respect to that Distribution Date, and (v) all proceeds received with respect to any Optional Clean-Up Call.  The holders of the Class P Certificates will be entitled to all Prepayment Premiums received by the Trust Fund in respect of the Mortgage Loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

“Basic Principal Distribution Amount” means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

“Class A Principal Allocation Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of any Class A Certificate Group and the Mortgage Loans in the related Loan Group, the numerator of which is (x) the portion of the Principal Remittance Amount for that Distribution Date that is attributable to principal received or advanced on the Mortgage Loans in the related Loan Group and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class A Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of:  (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

 “Class M-1 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“Class M-2 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“Class M-3 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“Class M-4 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“Class M-5 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“Class M-6 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“Class M-7 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), and (H) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“Class M-8 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), and (I) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“Class M-9 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), and (J) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) the percentage specified in the final term sheet and/or the prospectus supplement and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“COFI ” means the interest rate set in the COFI Loan Index applicable to the COFI Certificates on any Distribution Date.  See “—Calculation of COFI” above.

 “Condemnation Proceeds” means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Credit Enhancement Percentage” means, for any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

“Deferred Interest” means the amount of interest that is deferred and added to the principal balance of a Mortgage Loan due to the negative amortization feature as described in this term sheet supplement.

“Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

“Excess Overcollateralized Amount” is described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“Excess Reserve Fund Account” has the meaning described under “Description of the Certificates—Excess Reserve Fund Account” in this term sheet supplement.

 “Extra Principal Distribution Amount” means, as of any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency for such Distribution Date.

“Interest Remittance Amount” means, with respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to such Mortgage Loans in that Loan Group for that Distribution Date.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period and the LIBOR Certificates, the second London business day preceding the commencement of that Interest Accrual Period.  For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Net Deferred Interest” means on any Distribution Date, the excess, if any, of Deferred interest that accrued on the related Mortgage Loans during the related Due Period, over the sum of (i) the amount of principal prepayments received on the Mortgage Loans during the Prepayment Period related to that Distribution Date and (ii) interest received on the Mortgage Loans in excess of the Accrued Certificate Interest for all classes of Offered Certificates.

“Net Monthly Excess Cash Flow” has the meaning described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date.  If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market.  The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“Overcollateralized Amount” has the meaning described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“Overcollateralization Deficiency” has the meaning described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“Overcollateralization Floor” means 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Overcollateralization Reduction Amount” has the meaning described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“Principal Distribution Amount” has the meaning described under “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement.

 “Principal Remittance Amount” means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this term sheet supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:  (i) each scheduled payment of principal on a Mortgage Loan due during the related Due Period and received by the applicable Servicers on or prior to the related Determination Date or advanced by the applicable Servicers for the related Servicer Remittance Date; (ii) except, if so provided in the final term sheet for a class of certificates and/or the prospectus supplement, to the extent applied to offset Deferred Interest, all full and partial principal prepayments received on the Mortgage Loans during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal and received during the related Prepayment Period; (iv) the portion of the repurchase price allocable to principal with respect to each Mortgage Loan that was repurchased with respect to that Distribution Date, and (v) the portion of the proceeds received with respect to the Optional Clean-Up Call (to the extent they relate to principal).

“Reference Banks” means leading banks selected by the Securities Administrator (after consultation with the Depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Senior Enhancement Percentage” means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date.

“Senior Specified Enhancement Percentage” will be specified in the related term sheet and/or prospectus supplement.

“Sequential Trigger Event” has the meaning described under “Description of the Certificates—Allocation of Principal Payments to Class A Certificates” in this term sheet supplement.

 “Specified Overcollateralized Amount” means, (i) prior to the Stepdown Date, an amount equal to 1.05% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date; (ii) on and after the Stepdown Date but prior to the Distribution Date in September 2012, provided a Trigger Event is not in effect, an amount equal to the greater of (x) 2.625% of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date and (y) the Overcollateralization Floor; (iii) on and after the Stepdown Date and on and after the Distribution Date in September 2012, provided a Trigger Event is not in effect, an amount equal to the greater of (x) 2.100% of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date and (y) the Overcollateralization Floor; and (iv) on and after the Stepdown Date if a Trigger Event is in effect, the Specified Overcollateralized Amount will remain the same as the prior period’s Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.  When the Class Principal Balance of each class of Offered Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

“Stated Principal Balance” means, as to any Mortgage Loan and as of any date of determination, (i) the sum of (A) the principal balance of the Mortgage Loan at the Cut-Off Date after giving effect to payments of principal due on or before such date (whether or not received) and (B) any amount by which the outstanding principal balance thereof has been increased for Deferred Interest pursuant to the terms of the related mortgage note on or prior to such date, minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal.  For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the applicable Servicer on or advanced prior to the related Determination Date or advanced by the applicable Servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Stepdown Date” means the earlier to occur of (a) the Distribution Date on which the aggregate Class Principal Balance of the Class A certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in September 2009 and (ii) the first Distribution Date on which the Credit Enhancement Percentage for the Class A certificates is greater than or equal to the Senior Specified Enhancement Percentage.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Total Monthly Excess Spread” means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the Mortgage Loans by the Servicers on or prior to the related Determination Date or advanced by the Servicers for the related Servicer Remittance Date, net of expenses used to determine the Servicing Fee Rate, over (y) the amounts paid to the classes of certificates pursuant to clause (i) of the seventh full paragraph under “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement.

“Trigger Event” means with respect to any Distribution Date, the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the Mortgage Loans that are sixty (60) days delinquent or more, including Mortgage Loans in foreclosure, all REO properties and Mortgage Loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds the percentage specified in the related term sheet and/or the prospectus supplement of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages described in the related term sheet and/or prospectus supplement with respect to such Distribution Date.

“Unpaid Interest Amount” for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

The Residual Certificates

Each class of Residual Certificates will receive $100 of principal on the first Distribution Date as well as one month’s interest on that amount and will not receive any distributions of interest or principal on any other Distribution Date.  However, on each Distribution Date, a class of Residual Certificates will receive any amounts remaining (which, with the exception of the distribution of any Fair Market Value Excess (as defined herein) as described under “—Optional Purchase” below, are expected to be zero) in the Certificate Account from the Available Funds for each related Loan Group after distributions of interest and principal on the regular interests and payment of expenses, if any, of the Trust Fund, together with excess Liquidation Proceeds, if any, as set forth under “—Distributions” above.  Distributions of any remaining amounts to the Residual Certificates will be subordinate to all payments required to be made to the other classes of related certificates on any Distribution Date.  The Residual Certificates will remain outstanding until the related REMIC is terminated even though they are not expected to receive any cash after the first Distribution Date (other than the distribution of any Fair Market Value Excess as described under “—Optional Purchase” below).  See “Federal Income Tax Consequences” in this term sheet supplement and “Federal Income Tax Consequences” in the prospectus.

Advances

For each Mortgage Loan, the applicable Servicer will make advances to the Certificate Account on or before each Distribution Date to cover any shortfall between (i) payments scheduled to be received for that Mortgage Loan and (ii) the amounts actually collected on account of those payments (each, a “Delinquency Advance”).  In determining the amount of the Delinquency Advance, the payment due on the Mortgage Loan is the minimum monthly payment due under the mortgage note, net of servicing fees and subservicing fees.  In addition, such Servicer will advance, as necessary, amounts necessary to preserve the Trust Fund’s interest in the Mortgage Loans and the related Mortgaged Properties, such as property taxes or insurance premiums that the related mortgagor failed to pay (such advances, “Servicing Advances” and, together with Delinquency Advances, “Advances”).  However, if the Servicer determines, in good faith, that a Delinquency Advance would not be recoverable from insurance proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not be obligated to make an Advance.  Advances are reimbursable to the Servicer from cash in the respective collection account before payments to the certificateholders if the Servicer determines that Advances previously made are not recoverable from insurance proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan.  The Master Servicer (or the Trustee, acting as successor master servicer, or another successor in the event that the Master Servicer fails to make such Advances as required), acting as successor servicer, will advance its own funds to make Delinquency Advances if the applicable Servicer fails to do so (unless the Master Servicer or the Trustee, in its capacity as successor Master Servicer, or other successor servicer , as applicable, deems the Delinquency Advance to be nonrecoverable) as required under the Trust Agreement.

Upon liquidation of a Mortgage Loan, a Servicer (and the Master Servicer or Trustee, in its capacity as successor Master Servicer, if either has made any Delinquency Advances on behalf of the Servicer) will be entitled to reimbursement of such Advances, including expenses incurred by it in connection with such Mortgage Loan.  The Servicer will be entitled to withdraw (or debit) from the applicable collection account out of Liquidation Proceeds or insurance proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such proceeds to certificateholders, amounts equal to its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan and any Delinquency Advances made on the Mortgage Loan.  If a Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related collection account out of related Liquidation Proceeds or insurance proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

The rights of each Servicer or any successor servicer to receive servicing fees or other compensation (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders to receive distributions on the certificates.

Available Funds

On each Distribution Date, the Available Funds for that Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include Scheduled Payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month to the extent described below, payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month, will be distributed to the certificateholders, as specified in this term sheet supplement.

Optional Purchase

If the Mortgage Loans are grouped into Tracks, then on any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in a particular track is less than 10% of the aggregate scheduled principal balance of the Mortgage Loans in such track (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date, Avelo may purchase from the Trust Fund the Mortgage Loans remaining in such track and all property acquired in respect of any Mortgage Loan in such track remaining in the Trust Fund.  Any such optional purchase will cause the retirement of the related certificates.

If the Mortgage Loans are not grouped into Tracks, then on any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 10% of the aggregate scheduled principal balance of the Mortgage Loans (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date, Avelo may purchase from the Trust Fund the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund.  Any such optional purchase will cause the retirement of the Certificates.

In the case of any event described in the preceding two paragraphs, the purchase price will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the applicable Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the certificates, (b) the lesser of (1) the scheduled principal balance of the applicable Mortgage Loans for any REO property remaining in the Trust Fund, plus accrued interest at the applicable mortgage rates (less the related Servicing Fee Rates) and (2) the current appraised value of any such REO property and (c) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loan remaining in the Trust Fund, and (y) the aggregate fair market value of all the assets in the Trust Fund related to the Mortgage Loans or the Mortgage Loans in the related track, as applicable, as determined in accordance with the Trust Agreement.  The proceeds of the sale of such assets of the Trust Fund (other than, with respect to any Mortgage Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the “Fair Market Value Excess”)) will be distributed to the holders of the related Certificates, as applicable, in accordance with the order of priorities set forth under “Description of the Certificates–Distributions.”  Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans or the Mortgage Loans in the related track, as applicable, will be distributed to the holders of the related Residual Certificates.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the related Residual Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders.  Accordingly, the exercise of the right to purchase the Mortgage Loans or the Mortgage Loans in the related track, as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased.  See “Administration—Termination; Optional Termination” in the prospectus.

Rated Final Distribution Date

The rated final Distribution Date for distributions on the certificates will be specified in the final term sheet and/or the prospectus supplement.  The rated final Distribution Date of each class of certificates will be determined by adding one month to the maturity date of the latest maturing Mortgage Loan in the related Loan Group.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator on behalf of the Trustee, will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicers, setting forth:

(i)

the class factor for each class of certificates;

(ii)

the aggregate scheduled principal balance of each pool and/or group of Mortgage Loans;

(iii)

the Available Funds for such Distribution Date;

(iv)

the amount of such distributions to the holders of certificates of such class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any payoffs, principal prepayment amounts paid by the borrower, Liquidation Proceeds, condemnation proceeds and insurance proceeds;

(v)

the amount of such distributions to the holders of certificates of such class allocable to interest, and the Pass-Through Rate applicable to each class (separately identifying (i) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (ii) the amount of interest from previous calendar months);

(vi)

the aggregate amount of servicing fees and other fees and expenses paid or to be paid out of the Available Funds for such Distribution Date;

(vii)

if applicable, the aggregate amount of outstanding Advances included in such distributions, and the aggregate amount of Advances reimbursed to the Master Servicer or Trustee or other successor Servicer during the calendar month preceding the Distribution Date;

(viii)

the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

(ix)

the number and aggregate scheduled principal balance of Mortgage Loans as reported to the Securities Administrator by the applicable Servicer, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) that have become REO property; (iii) as to which foreclosure proceedings have been commenced and (iv) as to which the related borrower is subject to a bankruptcy proceeding;

(x)

with respect to any Mortgaged Property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the scheduled principal balance of the related Mortgage Loan as of the last business day of the calendar month preceding the Distribution Date;

(xi)

the aggregate Class Principal Balance of each class of certificates (and, in the case of any certificate with no Class Principal Balance, the notional amount of such class) after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

(xii)

the aggregate amount of (i) payoffs and principal prepayments made by borrowers, (ii) the amount of any proceeds from any repurchase of any Mortgage Loans by a Seller; (iii) Liquidation Proceeds, condemnation proceeds and insurance proceeds, and (iv) Realized Losses incurred during the related Prepayment Period;

(xiii)

the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;

(xiv)

the aggregate shortfall, if any, allocated to each class of certificates at the close of business on such Distribution Date; and

(xv)

such other information as provided in the Trust Agreement.

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance, then the amounts shall be expressed as a dollar amount per 10% percentage interest.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in subclauses (i), (ii), (iii) and (iv) above with respect to the period during which such person was a certificateholder.  Such obligation will deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in force.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s internet website.  The Securities Administrator’s website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045).  The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the Certificateholders and the parties to the Trust Agreement regarding any such changes.  The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Trust Fund through the EDGAR system.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans in the related Loan Group or Loan Groups, the allocations of Net Deferred Interest among the various classes of Offered Certificates, if applicable, and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups.  The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable Pass-Through Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).  Distributions to each Certificate Group generally relate to payments on the Mortgage Loans in the related Loan Group, except in the limited circumstances described in this term sheet supplement.  Distributions to the Subordinate Certificates relate to payments on all of the Mortgage Loans in the related Loan Group or Loan Groups.

As of the Statistical Calculation Date, the Mortgage Loans in each of the Loan Groups had remaining fixed rate periods in the ranges described above under “Description of the Mortgage Pool—General.”  When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Lifetime Cap, the Lifetime Floor, if any, and the Index then in effect.  The Indices may not rise and fall consistently with mortgage interest rates.  As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, each Mortgage Loan has a Lifetime Cap, and each Mortgage Loan has a Lifetime Floor, which is equal to the Margin.

Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and scheduled payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and scheduled payments may be significantly higher than the current mortgage interest rates and scheduled payments on the mortgagor’s adjustable rate mortgage loans.  The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.  In addition, the Pass-Through Rate may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust.  Certain of the Mortgage Loans may pay interest only and, if so, will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the Trust Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates.  If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount.  This would reduce the weighted average lives of those certificates.  The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread.  There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates and expenses at the Servicing Fee Rate.  Mortgage Loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread.  Mortgage Loans with higher net mortgage rates may prepay faster than Mortgage Loans with relatively lower net interest rates in response to a given change in market interest rates.  Any disproportionate prepayments of Mortgage Loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Subordinated Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates provide credit enhancement for the certificates that have a higher payment priority, and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates may absorb losses on the Mortgage Loans.  The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans.  If the actual rate and severity of losses on the Mortgage Loans are higher than those assumed by a holder of a related Subordinate Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption.  Realized losses on the Mortgage Loans may reduce the Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Principal Balances of all classes of certificates plus the Interest Carryforward Amount, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the Mortgage Loans.  See “Description of the Certificates—Subordination and Allocation of Losses.”  In the event of such a reduction of the Class Principal Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

The Principal Distribution Amount to be made to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related Mortgage Loan.  If such net proceeds are less than the unpaid principal balance of the liquidated Mortgage Loan, the aggregate Stated Principal Balances of the Mortgage Loans will decline more than the aggregate Class Principal Balances of the Offered Certificates, thus reducing the amount of the overcollateralization.  If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear such loss.  In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full).  Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the Mortgage Loans, a holder of a Subordinate Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable Mortgage Loans is consistent with such holder’s expectations.  Because of the disproportionate distribution of principal to the Senior Certificates, depending on the timing of Realized Losses, the Subordinate Certificates may bear a disproportionate percentage of the Realized Losses on the Mortgage Loans.

For all purposes, the Class M-9 Certificates will have the lowest payment priority of any class of Subordinated Certificates.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  Absent compensating interest, therefore, the Trust Fund will suffer an interest shortfall in the amount due to certificateholders.  Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan during the calendar month preceding an applicable Distribution Date, each Servicer will be required to remit to the Certificate Account on the day before each Distribution Date Compensating Interest to cover an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by the Servicer.  The amount of Compensating Interest to be paid by a Servicer on any Distribution Date will generally not exceed, (i) with respect to Countrywide Servicing, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the Mortgage Loans, (ii) with respect to Avelo and IndyMac Bank, one-half of the respective servicing fee or (iii) with respect to American Home, its servicing fee.  In the event that the Servicer does not pay Compensating Interest as required, the Master Servicer will pay such Compensating Interest in the same amount as should have been paid by the Servicer, except that any such amount to be paid by the Master Servicer shall not exceed the amount of Master Servicer’s compensation for that period.

To the extent that Compensating Interest is not paid or is paid in an amount insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date and thereafter pro rata to all classes of the Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayment occurred and the related Subordinate Certificates, based upon the amount of interest to which each such class of Senior Certificates would otherwise be entitled, and the amount of interest to which a portion of the related Subordinate Certificates equal to the related Group Subordinate Amount would otherwise be entitled, in reduction of that amount.

The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the net interest rates of the Mortgage Loans.  If the Mortgage Loans bearing higher interest rates, were to prepay, the weighted average net interest rate would be lower than otherwise would be the case.  This may limit the amount of, interest payable on the Offered Certificates.  With respect to the LIBOR Certificates, changes in One-Month LIBOR may not correlate with changes in the MTA Loan Index or the COFI Loan Index.  It is possible that a decrease in the MTA Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR.  If the sum of One-Month LIBOR or COFI, as applicable, plus the applicable pass-through margin for a class or classes of Offered Certificates were to be higher than the related Net WAC Cap Rate, the Pass-Through Rates on the related Offered Certificates would be lower than otherwise would be the case.  Although holders of the Offered Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes.  The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

The negative amortization feature of the Mortgage Loans may affect the yield on the certificates.  As a result of the negative amortization of the Mortgage Loans, the outstanding principal balance of a Mortgage Loan will increase by the amount of Deferred Interest.  During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the Mortgage Loan may approach or exceed the value of the related Mortgaged Property, thus increasing both the likelihood of defaults and the risk of loss on any Mortgage Loan that is required to be liquidated.  Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of the Mortgage Loan) in a single payment at the maturity of the Mortgage Loan.  Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater than that associated with fully amortizing Mortgage Loans.  The rate of Deferred Interest on the Mortgage Loans will also affect the rate of principal distributions on the certificates because unscheduled principal collections on the Mortgage Loans will be applied to cover Deferred Interest on the Mortgage Loans.

The rate and timing of principal prepayments relative to the rate and timing of the creation of Deferred Interest on the Mortgage Loans will also affect the yields to maturity on the certificates. The amount of Deferred Interest, if any, with respect to Mortgage Loans for a given month will reduce the amount of interest collected on these Mortgage Loans that is available for distributions of interest on the certificates. The resulting reduction in interest collections on the Mortgage Loans will be offset, in part or in whole, by the sum of (i) full and partial principal prepayments received on the Mortgage Loans in that period and (ii) interest received on the Mortgage Loans in excess of the Accrued Certificate Interest for all classes of Offered Certificates. For any Distribution Date, the remaining Net Deferred Interest on the Mortgage Loans will reduce the Available Funds for distribution to the certificates. The Pass-Through Rate for each class of Offered Certificates for any Distribution Date will be subject to the Available Funds Rate. To the extent the Pass-Through Rate that would otherwise be paid to a class of certificates exceeds the Available Funds Rate for such class of certificates, an interest shortfall will result. Although holders of a class of certificates limited by the Available Funds Rate for any Distribution Date will be entitled to receive the resulting Interest Carryforward Amount from Excess Cash Flow, if any, in future periods, Net Deferred Interest could, as a result, affect the weighted average life of the related class of certificates. Only the amount by which full and partial principal prepayments received on the Mortgage Loans exceeds the amount of Deferred Interest on the Mortgage Loans, together with other scheduled and unscheduled payments of principal, will be distributed as a principal distribution on the certificates. Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of certificates. We cannot predict the extent to which Deferred Interest will accrue on the Mortgage Loans, and therefore cannot predict the extent of the effect of net Deferred Interest on the certificates.

Rate of Payments

The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, principal prepayments or liquidations.  See “Risk Factors” in this term sheet supplement and “Yield and Prepayment Considerations” in the prospectus.  A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected.  As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected.  Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium.  Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated.  There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates.  Investors are encouraged to fully consider all of the associated risks.

Lack of Historical Prepayment Data

There is no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data is not available because the Mortgage Loans underlying the certificates are not a representative sample of Mortgage Loans generally.  In addition, historical data available for Mortgage Loans underlying mortgage pass-through certificates issued by Ginnie Mae, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the Mortgage Loans underlying certificates issued by Ginnie Mae, Fannie Mae and Freddie Mac.

We make no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the term sheet, the prospectus supplement or below under “—Yield Considerations with Respect to the Senior Subordinate Certificates.”  Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates.  Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

Yield Considerations with Respect to any Interest Only Certificates

The yield to maturity on any Interest Only Certificates will be extremely sensitive to the level of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups.  Because the interest payable to any Interest Only Certificates will based on the excess of the weighted average Net Rate of the Mortgage Loans in the applicable Loan Group over the Pass-Through Rate of related certificates applied to a notional amount equal to the aggregate Class Principal Balance of the related certificates, the yield to maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Mortgage Loans in the applicable Loan Group or Loan Groups, especially those with the highest interest rates.  If the Pass-Through Rate of the related certificates is equal to the weighted average Net Rate of the Mortgage Loans in the related Loan Group or Loan Groups, holders of the Interest Only Certificates will receive no distributions of interest that month.  Prospective investors are encouraged to fully consider the risks associated with an investment in any Interest Only Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups is rapid or an optional purchase of the Mortgage Loans in the related Loan Group or Loan Groups occurs, investors may not fully recover their initial investments.

To illustrate the significance of different rates of prepayment on the distributions on any Interest Only Certificates, see the table and accompanying text under “Yield and Prepayment Considerations—Yield Considerations with Respect to any Interest Only Certificates” in the prospectus supplement, which will indicate the approximate pre-tax yields to maturity for any Interest Only Certificates (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

Yield Considerations with Respect to the Senior Subordinate Certificates

If the aggregate Class Principal Balance of the Junior Subordinate Certificates, if any, related to the Mortgage Loans or a Track  of Loan Groups, as applicable, is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans or a Track of Loan Groups, as applicable, and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related offered Subordinate Certificates, in reverse order of priority.

Additional Yield Considerations Applicable Solely to the Residual Certificates

Although it is anticipated that the Residual Certificates will receive distributions only on the first Distribution Date, the Residual Certificates will remain outstanding until the related REMICs are liquidated which generally will occur either at the optional redemption date or when all amounts have been collected on the Mortgage Loans.  The respective Residual Certificateholders’ after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates.  Holders of Residual Certificates may have tax liabilities during the early years of each REMIC’s term that substantially exceed their distributions.  In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto.  Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected.  The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the related mortgage pool or pools.  Furthermore, final regulations have been issued concerning the federal income tax consequences regarding the treatment of “inducement fees” to a purchaser of a Residual Certificate; see “Federal Income Tax Consequences” in the prospectus.

The holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates.  See “Federal Income Tax Consequences” in this term sheet supplement, the prospectus supplement and in the prospectus.

Additional Information

GSMSC may file or may already have filed with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the Offered Certificates on a Current Report on Form 8-K.  Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.  Those tables and materials are preliminary in nature, and the information contained in the Current Report on Form 8-K is subject to, and superseded by, the information in this term sheet supplement.

FEDERAL INCOME TAX CONSEQUENCES

General

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.  References in this section and in the “ERISA Considerations” section of this term sheet supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

For federal income tax purposes, the Securities Administrator will cause one or more REMIC elections to be made with respect to the Trust Fund.  Each class of Residual Certificates will represent the sole class of residual interest in each related REMIC.

Upon the issuance of the Offered Certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Tax Treatment of REMIC Regular Interests

The Offered Certificates (other than any class of Residual Certificates, if offered, or any class of certificates entitled to receive Basis Risk Carry Forward Amounts) will be REMIC regular interests.  Any class of certificates entitled to receive Basis Risk Carry Forward Amounts (the "Cap Contract Certificates") will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that Cap Contract Certificate and (ii) an interest in a limited recourse interest rate cap contract (the "Cap Contract").  See the discussion under "—Additional Considerations for the Cap Contract Certificates" below.  For purposes of this summary, the REMIC regular interest corresponding to the Cap Contract Certificates along with the remaining Offered Certificates (other than a class of Residual Certificates, if offered) are referred to as the "Regular Certificates."  See "Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments" in the prospectus.

All interest and original issue discount ("OID") on the Regular Certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting.  In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Securities Administrator may treat certain classes of Regular Certificates as having been issued with OID.

The prospectus supplement will specify the prepayment assumptions that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes.  No representation is made that the related Mortgage Loans will prepay at such rates or any other rate.

If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods.  If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual period.  See "Federal Income Tax Consequences—OID" in the prospectus.

Additional Considerations for the Cap Contract Certificates

The REMIC regular interest corresponding to a Cap Contract Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on that Certificate, except that the interest payments will be determined without regard to payments of any Basis Risk Carry Forward Amounts.  Any amount paid on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract.  Consequently, each beneficial owner of a Cap Contract Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Tax Treatment of REMIC Regular Interests" above.  In addition, each beneficial owner of a Cap Contract Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "—The Cap Contract Component" below.  Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Cap Contract Certificates.

This discussion assumes that the rights of the holders of the Cap Contract Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons.  Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

A beneficial owner of a Cap Contract Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.  For information reporting purposes the Securities Administrator will assume the Cap Contract component has nominal value.  The Cap Contract is difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors are encouraged to consider the tax consequences to them if the Internal Revenue Service were to assert a different value for the Cap Contract component.

Upon the sale, exchange, or other disposition of a Cap Contract Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component.  Assuming that the Cap Contract Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.  For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Federal Income Tax Consequences" in the prospectus.

The Cap Contract Component

The portion of the overall purchase price of a Cap Contract Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract.  Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Cap Contract Certificate.

Any payments to a beneficial owner of a Cap Contract Certificate of Basis Risk Carry Forward Amounts will be treated as periodic payments on an interest rate cap contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Cap Contract Certificates

The REMIC regular interest component of Cap Contract Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of a Cap Contract Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence.  The Cap Contract component of the Cap Contract Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code.  Further, any income attributable to the Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

Special Tax Considerations Applicable to the Residual Certificates

If there are multiple Tracks of certificates, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups.  In addition, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups of the other Track of certificates.  Certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs.  All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

If the Mortgage Loans are not grouped into Tracks, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold the Mortgage Loans and certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMIC.  All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income.  The Residual Certificates will remain outstanding for federal income tax purposes until there are no other related certificates outstanding.  Prospective investors are cautioned that the Residual Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability.  Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

The Residual Certificates will be considered to represent “noneconomic residual interests,” with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax.  Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described below and under “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the Mortgage Loans and other administrative expenses of the related REMIC in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.

The Internal Revenue Service (the “IRS”) has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the related REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.  Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

Restrictions on Transfer of the Residual Certificates

The REMIC provisions of the Code impose certain taxes on (i) transferors of Residual Certificates to, or agents that acquire Residual Certificates on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners.  No tax will be imposed on a pass-through entity (other than an “electing large partnership”) with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization.  The Trust Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the Securities Administrator an affidavit, substantially in the form set forth in the Trust Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in writing to the trust administrator that it has no actual knowledge that such affidavit is false.  Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit.  The transferor must also certify in writing to the Securities Administrator in the form set forth in the Trust Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer.  Because these rules are not mandatory but would provide safe harbor protection, the Trust Agreement will not require that they be met as a condition to transfer of the Residual Certificates.  Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof.  See “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a “U.S. Person” unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective IRS Form W-8ECI or (ii) the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as U.S. Persons and so elects).

The Trust Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates.  Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.  The Residual Certificates will contain a legend describing the foregoing restrictions.

The Securities Administrator will be designated as the “tax matters person” for the Trust Fund as defined in the REMIC regulations.

For further information regarding the federal income tax consequences of investing in the certificates, see “Federal Income Tax Consequences” in the prospectus.

CERTAIN LEGAL INVESTMENT ASPECTS

It is expected that the Offered Certificates, other than certain Offered Subordinate Certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  The appropriate characterization under various legal investment restrictions of the Certificates that will not constitute “mortgage related securities,” and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

Except as to the status of certain classes of the Offered Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account (each, a “Plan”).  Plans, insurance companies or other persons investing Plan assets (see “ERISA Considerations” in the prospectus) should carefully review with their legal counsel whether owning Offered Certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code.  The underwriter’s exemption, as described under “ERISA Considerations—Underwriter Exemption” in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Offered Certificates.  However, the underwriter’s exemption contains several conditions, including the requirement that an affected Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The underwriter’s exemption permits, among other things, Plans to purchase and hold subordinate certificates if they are rated “BBB-” or better at the time of purchase and applies to residential and home equity loans that are less than fully secured, subject to certain conditions.  See “ERISA Considerations—Underwriter Exemption” in the prospectus.

GSMSC believes that all of the conditions of the underwriter’s exemption except for those within the control of investors in the Offered Certificates (other than the Residual Certificates, if offered) will be met at the time of this offering.

Any fiduciary or other investor of Plan assets that proposes to own the Offered Certificates (other than the Residual Certificates, if offered) on behalf of or with Plan assets of any Plan should consult with legal counsel about:  (i) whether the specific and general conditions and the other requirements in the underwriter’s exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See “ERISA Considerations” in the prospectus.

A governmental plan, as described in Section 3(32) of ERISA, is not subject to the provisions of Title I of ERISA or Section 4975 of the Code.  However, such a plan may be subject to provisions of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code.  Fiduciaries of a governmental plan proposing to invest in the Offered Certificates (other than the Residual Certificates, if offered) should consult with their advisors regarding the applicability of any such similar law to their investment in the Offered Certificates and the need for, and availability of, any exemptive relief under applicable law.  GSMSC makes no representation that the sale of any of the Offered Certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

The Residual Certificates may not be transferred to a Plan or a governmental plan or to any persons acting on behalf of or investing the assets of a Plan or a governmental plan.  The Residual Certificates may be purchased by an insurance company which is purchasing the Residual Certificates with funds contained in an insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the Residual Certificates are covered under Sections I and III of PTCE 95-60.

METHOD OF DISTRIBUTION

GSMSC has agreed to sell to Goldman, Sachs & Co. (the “Underwriter”), and the Underwriter has agreed to purchase, all of the Offered Certificates other than a 0.01% percentage interest in each Residual Certificate that Wells Fargo Bank, in its capacity as Securities Administrator, will retain.  An underwriting agreement between GSMSC and the Underwriter governs the sale of the Offered Certificates.  The Underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The difference between the purchase price for the Offered Certificates paid to GSMSC and the proceeds from the sale of the Offered Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

The Underwriter is an affiliate of the Depositor and GSMC.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

CERTIFICATE RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings from at least two of Fitch, S&P and Moody’s as set forth in the term sheet.  S&P, Moody’s and Fitch will monitor any of their ratings assigned to the offered certificates while the offered certificates remain outstanding.  In the event that the ratings initially assigned to any of the offered certificates by S&P, Moody’s or Fitch are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities.  Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation.  The ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the underlying Mortgage Loans.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled.  The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated.  As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity.  See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Interest Only Certificates are extremely sensitive to prepayments, which the ratings on the certificates do not address.  If prepayments are faster than anticipated, investors may fail to recover their initial investment.

GSMSC has not requested a rating on the Offered Certificates by any rating agency other than one or more of the Rating Agencies.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating it would assign.  A rating on the Offered Certificates by another rating agency may be lower than the rating assigned to the Offered Certificates by the Rating Agencies.

INDEX OF TERMS

Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.

A

Accrued Certificate Interest

S-74

Adjustment Date

S-34

Advances

S-92

Alternative Documentation Program

S-38

American Home

S-34

Applied Realized Loss Amount

S-81

Assessment of Compliance

S-69

Attestation Report

S-70

Available Funds

S-85

Available Funds Rate

S-76

Avelo

S-63

B

Basic Principal Distribution Amount

S-85

Basis Risk Carry Forward Amount

S-82

Basis Risk Payment

S-82

Basis Risk Shortfall

S-82

C

Cap Contract

S-101

Cap Contract Certificates

S-101

Certificate Account

S-32

Certificate Group

S-73

Certificate Principal Balance

S-73

Class A Certificate Group

S-80

Class A Principal Allocation Percentage

S-85

Class A Principal Distribution Amount

S-85

Class M-1 Principal Distribution Amount

S-85

Class M-2 Principal Distribution Amount

S-85

Class M-3 Principal Distribution Amount

S-86

Class M-4 Principal Distribution Amount

S-86

Class M-5 Principal Distribution Amount

S-86

Class M-6 Principal Distribution Amount

S-86

Class M-7 Principal Distribution Amount

S-87

Class M-8 Principal Distribution Amount

S-87

Class M-9 Principal Distribution Amount

S-88

Class Principal Balance

S-73

Closing Date

S-72

CLUES Plus Documentation Program

S-38

Code

S-101

COFI

S-88

COFI Certificates

S-73

COFI Loan Index

S-46

Compensating Interest

S-75

Condemnation Proceeds

S-88

Conduit Program

S-34

Countrywide Financial

S-65

Countrywide Home Loans

S-34

Countrywide Servicing

S-34

Credit Enhancement Percentage

S-88

Custodian

S-32

Cut-Off Date

S-32

D

DBNTC

S-55

Deferred Interest

S-88

Delinquency Advance

S-92

Depositor

S-32

Distribution Date

S-74

Due Date

S-34

Due Period

S-88

E

Eleventh District

S-46

ERISA

S-106

Escrow Account

S-68

Events of Default

S-70

Excess Overcollateralized Amount

S-84

Excess Reserve Fund Account

S-82

Expanded Underwriting Guidelines

S-39

Extra Principal Distribution Amount

S-88

F

Fair Market Value Excess

S-93

FHLBSF

S-47

FICO Credit Scores

S-37

Fitch

S-72

Full Documentation Program

S-38

G

Group Subordinate Amount

S-74

GSMC

S-55

GSMSC

S-32

I

Index

S-34

IndyMac Bank

S-34

IndyMac Bank, F.S.B. Static Pool Data

S-54

Interest Accrual Period

S-74

Interest Carryforward Amount

S-76

Interest Only Certificates

S-73

Interest Remittance Amount

S-89

IRS

S-104

Issuing Entity

S-32

J

Junior Subordinate Certificates

S-72

L

Lender Paid Mortgage Insurance Rate

S-74

LIBOR Certificates

S-72

LIBOR Determination Date

S-89

Lifetime Cap

S-34

Lifetime Floor

S-34

Liquidated Mortgage Loan

S-81

Liquidation Proceeds

S-81

Loan Group

S-34

Loan-to-Value Ratio

S-36

M

Margin

S-34

Master Servicer

S-32

Master Servicer Account

S-32

Master Servicer Event of Default

S-61

Master Servicing Fee

S-58

MERS

S-49

Moody’s

S-72

Mortgage Loan Schedule

S-48

Mortgage Loans

S-32

Mortgaged Property

S-34

MTA Loan Index

S-46

N

Net Deferred Interest

S-89

Net Monthly Excess Cash Flow

S-85

Net Rate

S-74

Net Rate Cap

S-76

Net WAC Cap Rate

S-76

No Income/No Asset Documentation Program

S-38

Notional Amount

S-73

O

Offered Certificates

S-72

OID

S-101

One-Month LIBOR

S-89

Overcollateralization Deficiency

S-84

Overcollateralization Floor

S-89

Overcollateralization Reduction Amount

S-84

Overcollateralized Amount

S-84

P

Pass-Through Rate

S-76

Payment Adjustment Date

S-35

Plan

S-106

Preferred Processing Program

S-37

Prepayment Interest Shortfall

S-75

Prepayment Period

S-80

Prepayment Premium

S-46

Principal Distribution Amount

S-76

Principal Remittance Amount

S-89

PTCE 95-60

S-107

R

Rating Agencies

S-72

Realized Loss

S-83

Record Date

S-73

Reduced Documentation Program

S-38

Reference Banks

S-90

Regular Certificates

S-101

Relief Act Shortfall

S-81

Residual Certificates

S-72

S

S&P

S-72

Sale and Servicing Agreement

S-34

Scheduled Payments

S-68

Sections

S-101

Securities Administrator

S-32

Securities Administrator Fee

S-57

Seller

S-34

Senior Certificates

S-72

Senior Enhancement Percentage

S-90

Senior Specified Enhancement Percentage

S-90

Senior Subordinate Certificates

S-72

Senior Support Certificates

S-73

Sequential Trigger Event

S-80

Servicer

S-62

Servicer Event of Default

S-71

Servicing Advances

S-92

Servicing Fee Rate

S-68

SMMEA

S-106

Specified Overcollateralized Amount

S-90

Sponsor

S-55

Standard Underwriting Guidelines

S-39

Stated Income/Stated Asset Documentation Program

S-38

Stated Principal Balance

S-90

Statistical Calculation Date

S-33

Stepdown Date

S-91

Streamlined Documentation Program

S-38

Subordinate Certificates

S-72

Subsequent Recoveries

S-83

Subsequent Recovery

S-81

Super Senior Certificates

S-73

T

Telerate Page 3750

S-91

Total Monthly Excess Spread

S-91

Track

S-73

Track 1 Loan Group

S-34

Track 2 Loan Group

S-34

Track Loan Group

S-34

Trigger Event

S-91

Trust Agreement

S-32

Trust Fund

S-32

Trustee

S-32

U

U.S. Person

S-105

Underwriter

S-107

Unpaid Interest Amount

S-91

W

Wells Fargo

S-56

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.  This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

________________

GS Mortgage Securities Corp.
Depositor

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

IndyMac Bank, F.S.B.

Countrywide Home Loans Servicing LP

American Home Mortgage Servicing, Inc.

Avelo Mortgage, L.L.C.

Servicers

________________

GSR Mortgage Loan
Trust 2006-OA1

________________

TERM SHEET SUPPLEMENT
________________

Goldman, Sachs & Co.